Exhibit 2.1

MASTER REORGANIZATION AGREEMENT

by and among

Charah Management LLC,

Allied Power Holdings, LLC,

Charah Solutions, Inc.,

Charah Holdings LP,

CEP Holdings, Inc.,

Charah Management Holdings LLC,

Allied Management Holdings, LLC,

EBLP Charah Blocker, LLC,

Charah Blocker, LLC,

and the other parties hereto

June 13, 2018

Exhibits

Exhibit A	—	A&R Certificate of Incorporation of PubCo

Exhibit B	—	A&R Bylaws of PubCo

Exhibit C	—	Form of Certificate of Merger

Exhibit D	—	Form of PubCo Registration Rights Agreement

Exhibit E	—	Form of Stockholders’ Agreement

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Exhibit 2.1

MASTER REORGANIZATION AGREEMENT

This Master Reorganization Agreement (this “Agreement”), dated effective as of June 13, 2018, is entered into by and among Charah Management LLC, a Delaware limited liability company (“Charah Management”), Allied Power Holdings, LLC (“Allied Power Holdings”), Charah Solutions, Inc., a Delaware corporation (“PubCo”), Charah Holdings LP, a Delaware limited partnership (“Charah LP”), CEP Holdings, Inc., a Kentucky corporation (“CEP Holdings”), Charah Management Holdings LLC, a Delaware limited liability company (“Charah Management Holdings”), Allied Management Holdings, LLC, a Delaware limited liability company (“Allied Management Holdings”), EBLP Charah Blocker, LLC, a Delaware limited liability company (“EBLP Blocker”), Charah Blocker, LLC, a Delaware limited liability company (“Charah Blocker”), and each other signatory to this Agreement (each signatory to this Agreement, a “Party” and collectively, the “Parties”).

RECITALS

WHEREAS, the Parties wish to facilitate an initial public offering (the “IPO”) of PubCo, which entails, among other things, offering shares of common stock, par value $0.01 per share, of PubCo (“Common Stock”) to the public, pursuant to, and as more fully described in, a registration statement filed with the U.S. Securities and Exchange Commission, Registration No. 333-225051 (the “Registration Statement”); and

WHEREAS, in connection with the IPO, the Parties desire to effect the restructurings and other transactions set forth in this Agreement, which will occur on the terms and in the sequence set forth herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows, and further agree that the actions set forth in Article II will be deemed to take place in the sequence in which they appear in Article II except as expressly set forth herein.

ARTICLE I

DEFINITIONS AND CONSTRUCTION

Section 1.1 Definitions.

In addition to terms defined in the body of this Agreement, the following capitalized terms have the following meanings:

“Allied Executives” means the Members (as such term is defined in the Allied Management Holdings Operating Agreement) of Allied Management Holdings.

“Allied Operating Agreement” means that certain Amended and Restated Limited Liability Company Agreement of Allied Power Holdings, dated as of July 14, 2017, as amended.

“Allied Management Holdings Operating Agreement” means that certain Limited Liability Company Agreement of Allied Management Holdings, dated as of July 14, 2017.

“Blocker Entity” means each of EBLP Blocker and Charah Blocker.

“Business Day” means each day of the week except Saturdays, Sundays and days on which banking institutions are authorized by law to close in New York, New York or Houston, Texas.

“Charah Executives” means the Members (as such term is defined in the Charah Management Holdings Operating Agreement) of Charah Management Holdings.

“Charah Management Holdings Operating Agreement” means that certain Limited Liability Company Agreement of Charah Management Holdings, dated as of January 13, 2017.

“Charah Operating Agreement” means that certain Amended and Restated Limited Liability Company Agreement of Charah Management, dated as of January 13, 2017.

“Effective Time” means 12:01 a.m. Central Standard Time on the date of the closing of the IPO.

“Governmental Authority” means the United States of America and any foreign country, any state, commonwealth, territory or possession thereof and any political subdivision or quasi-governmental authority of any of the same, including any court, tribunal, department, commission, board, bureau, agency, county, municipality, province, parish or other instrumentality of any of the foregoing.

“Law” means any applicable federal, state, provincial, municipal, local or foreign statute, law, treaty, ordinance, regulation, rule, code, order or rule of common law.

“Person” means any natural person, limited liability company, corporation, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, and any government or agency or political subdivision thereof.

“Releasor” means each (i) Member (as such term is defined in the Allied Operating Agreement) of Allied Power Holdings prior to the Effective Date, (ii) Member (as such term is defined in the Charah Operating Agreement) of Charah Management prior to the Effective Date, (iii) Allied Executive and (iv) Charah Executive.

“Restricted Grant Agreement” means a restricted grant agreement, to be entered into by and between PubCo and certain individuals from time to time.

“Registration Statement” has the meaning set forth in the recitals.

Section 1.2 Headings; References; Interpretation. All Article and Section headings in this Agreement are for convenience only and will not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole, including all Exhibits attached hereto, and not to any particular provision of this Agreement. All references herein to Articles, Sections, and Exhibits will, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement and the Exhibits attached hereto, and all such Exhibits attached hereto are hereby incorporated herein and made a part hereof for all purposes. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, will include all other genders, and the singular will include the plural and vice versa. The use herein of the word “including” following any general statement, term or matter will not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation,” “but not limited to,” or words of similar import) is used with reference thereto, but rather will be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

ARTICLE II

RESTRUCTURING ACTIONS AND RELATED MATTERS

Section 2.1 Amended and Restated Certificate of Incorporation and Bylaws of PubCo. The Certificate of Incorporation of PubCo shall be, and immediately prior to the transactions contemplated below hereby is, amended and restated in the form of the Amended and Restated Certificate of Incorporation of PubCo attached hereto as Exhibit A (as amended, supplemented and restated from time to time, the “A&R Certificate of Incorporation of PubCo”), which shall be filed with the Delaware Secretary of State on the date of the initial closing of the IPO, and the Bylaws of PubCo shall be, and immediately prior to the transactions contemplated below, hereby are, amended and restated in the form of the Amended and Restated Bylaws of PubCo attached hereto as Exhibit B (as amended, supplemented and restated from time to time, the “A&R Bylaws of PubCo”).

Section 2.2 Contribution of Equity Interests in Charah Management and Allied Power Holdings. Effective prior to the Effective Time, (i) CEP Holdings hereby contributes all of its equity interests in Charah Management and Allied Power Holdings to PubCo in exchange for 4,605,465 shares of Common Stock; (ii) Charah LP hereby contributes all of its equity interests in Charah Management and Allied Power Holdings to PubCo in exchange for 17,514,745 shares of Common Stock; (iii) Charah Management Holdings hereby contributes all of its equity interests in Charah Management and Allied Power Holdings to PubCo in exchange for 907,113 shares of Common Stock, of which a certain number of shares of Common Stock, as set forth in Schedule 1 hereto, shall be subject to vesting restrictions as set forth in each Restricted Grant Agreement (each such share of Common Stock subject to vesting restrictions, “Restricted Common Stock”) and (iv) Allied Management Holdings hereby contributes all of its equity interests in Charah Management and Allied Power Holdings to PubCo in exchange for 409,075 shares of Common Stock, of which a certain number of shares, as set forth in Schedule 1 hereto shall be Restricted Common Stock.

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Section 2.3 Redemption of Equity Interests in Charah LP. Effective immediately following the transactions described in Section 2.2, Charah LP hereby distributes a total of thirty-four percent (34%) of the Common Stock it received pursuant to Section 2.2 to EBLP Blocker and a total of one percent (1%) of the Common Stock it received pursuant to Section 2.2 to Charah Splitter, LP, in redemption of their respective equity interests in Charah LP. Charah Splitter, LP, effective immediately thereafter, hereby distributes the Common Stock it received from Charah LP to each of BCP Energy Services Fund GP, LP and Charah Blocker in accordance with Section 10 of that certain Agreement of Limited Partnership of Charah Splitter, LP, dated as of January 9, 2017, in redemption of their respective equity interests in Charah Splitter, LP.

Section 2.4 Mergers of Blocker Entities Into PubCo.

(i) Pursuant to the Certificate of Merger in the form attached hereto as Exhibit C, which will be filed with the Delaware Secretary of State on or prior to the date of the initial closing of the IPO and will be effective immediately following the transactions described in Section 2.3, (A) separate wholly-owned subsidiaries of PubCo will simultaneously merge with and into the Blocker Entities, with the applicable Blocker Entity surviving each such merger (the “First Step Mergers”) and (B) each Blocker Entity will immediately thereafter simultaneously merge with and into PubCo, with PubCo surviving (the “Second Step Mergers”, and together with the First Step Mergers, the “Mergers”). As a result of and immediately following the Mergers, the Common Stock received by the Blocker Entities pursuant to Section 2.3, which immediately following the Mergers were held by PubCo, shall be canceled. This Section 2.4(i), together with any related definitions and other provisions of this Agreement, constitutes an agreement and plan of merger for purposes of such Certificate of Merger and applicable Law and this Agreement shall be and hereby is adopted as a “plan or reorganization” for purposes of Sections 354 and 361 of the Internal Revenue Code of 1986, as amended (the “Code”).

(ii) Pursuant to the First Step Mergers, all limited liability company interests in the Blocker Entities owned by BCP Energy Services Fund, LP and BCP Energy Services Fund-A, LP will be cancelled, and as consideration therefore PubCo agrees to assign and transfer to (x) BCP Energy Services Fund, LP 5,952,017 shares of Common Stock and (y) BCP Energy Services Fund-A, LP 8,068,844 shares of Common Stock. All limited liability interests of the Blocker Entities owned by PubCo will be cancelled in connection with the Second Step Mergers.

Section 2.5 Distribution of Common Stock to the Charah Executives and Allied Executives. Effective immediately following the transactions described in Section 2.4, (i) Charah Management Holdings hereby distributes all of the Common Stock it received pursuant to Section 2.2 to the Charah Executives in accordance with Section 4.1 of the Charah Management Holdings Operating Agreement and (ii) Allied Management Holdings hereby distributes all of the Common Stock it received pursuant to Section 2.2 to the Allied Executives in accordance with Section 4.1 of the Allied Management Holdings Operating Agreement. As a result of the transactions contemplated by this Section 2.5, each Charah Executive and Allied Executive will hold a total number of shares of Common Stock as is set forth on Schedule 1 hereto next to the name of such Charah Executive or Allied Executive, as applicable, under the heading “Total Common Stock” (the “Total Common Stock”). A portion of the Total Common Stock equal to the amount set forth next to the name of such Charah Executive or Allied Executive, as applicable, under the heading “Restricted Common Stock” shall be Restricted Common Stock.

Section 2.6 Sale of Common Stock to Public. Effective immediately following the transactions described in Section 2.4 and Section 2.5, (i) PubCo hereby effectuates the IPO and (ii) BCP Energy Services Fund, LP, BCP Energy Services Fund-A, LP and Charah LP hereby sell certain of the Common Stock received pursuant to Section 2.2 and Section 2.4, respectively, pursuant to the Underwriting Agreement.

ARTICLE III

INITIAL PUBLIC OFFERING AND RELATED MATTERS

Section 3.1 Underwriting Agreement. Prior to the Effective Time, each of PubCo and BCP shall have entered into an underwriting agreement relating to the IPO (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein (the “Underwriters”); subject to the right of each party to elect to not enter into an Underwriting Agreement at it sole discretion.

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Section 3.2 Registration Rights Agreement. Effective immediately following the transactions described in Article II, PubCo, Bernhard Capital Partners Management, LP and CEP Holdings shall enter into a Registration Rights Agreement in the form attached hereto as Exhibit D, pursuant to which the parties thereto will receive certain rights pursuant thereto, as provided therein.

Section 3.3 Stockholders’ Agreement. Effective immediately following the transactions described in Article II, PubCo, CEP Holdings, Charah LP and certain other parties shall enter into a Stockholders’ Agreement in the form attached hereto as Exhibit E, pursuant to which the parties thereto shall set forth certain understandings among themselves, as provided therein.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Each Party hereby represents and warrants, solely with respect to itself, to the other Parties as follows:

Section 4.1 Organization. Such Party, other than individuals, is a corporation, limited partnership or limited liability company, as applicable, duly organized, validly existing and in good standing (where such concept exists) under the Laws of the jurisdiction of its organization, and has all requisite corporate, partnership or limited liability company, as applicable, power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to have such power, authority and governmental approvals would not have, individually or in the aggregate, a material adverse effect on such Party or on the consummation of the transactions contemplated hereby.

Section 4.2 Authority; Enforceability. Such Party has the requisite corporate, limited partnership, limited liability company or other power and authority, as applicable, to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance by such Party of this Agreement and the consummation of the transactions have been duly authorized by its board of directors or other governing body, as applicable, and no other action is necessary to authorize the execution and delivery by it of this Agreement or the performance of its obligations hereunder. This Agreement has been duly executed and delivered by such Party, and, assuming due and valid authorization, execution and delivery hereof by the other Parties hereto, this Agreement is a valid and binding obligation, enforceable against it in accordance with its terms.

Section 4.3 Consents and Approvals; No Violations. None of the execution, delivery or performance of this Agreement by such Party, or compliance by it with any of the provisions hereof, do, nor will, (a) conflict with or result in any breach of any provision of the certificate of incorporation and by-laws, partnership agreement, limited liability company agreement, or similar organizational documents of such Party, as applicable, (b) require any filing with, or permit, authorization, consent or approval of, any Governmental Authority, or (c) violate any Law applicable to such Party or any of its properties or assets, excluding from the foregoing clauses (b) and (c) such filings, permits, authorizations, consents, violations, breaches, defaults, rights, obligations or encumbrances which would not, individually or in the aggregate, have a material adverse effect on such Party or on the consummation of the transactions contemplated hereby.

Section 4.4 Ownership of Interests. Each Party contributing, issuing, delivering, or exchanging interests hereby, owns all such interests free and clear of all liens, encumbrances, security interest, equities, charges or claims. There are no preferential rights to purchase, rights of first refusal or similar rights that are applicable to the contribution, issuance, delivery or exchange of such interests in connection with the transactions contemplated hereby which have not been waived by the Person holding such rights.

Section 4.5 Bankruptcy. There are no bankruptcy, reorganization, receivership or other insolvency type proceedings pending, being contemplated by or, to such Party’s knowledge, threatened against such Party.

Section 4.6 Litigation. No suit, action or litigation by any Person by or before any tribunal or Governmental Authority is pending or, to such Party’s knowledge, threatened against such Party or its affiliates that would, individually or in the aggregate, reasonably be expected to have a material adverse effect upon the ability of such Party to perform its obligations hereunder or consummate the transactions contemplated hereby.

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Section 4.7 Independent Investigation. Each Party has reviewed with, or has had opportunity to consult with, their own independent legal and tax advisors regarding the transactions contemplated hereby, including the U.S. federal, state, local, foreign and other tax consequences of the transactions contemplated hereby and hereby acknowledges that neither PubCo nor its advisors has provided to such Party any such legal or tax advice regarding the transactions contemplated hereby.

Section 4.8 No Tax Representations. Each Party acknowledges and agrees that PubCo is not making any representation or warranty as to the U.S. federal, state, local, foreign or other tax consequences to any Party hereto as a result of the transactions contemplated by this Agreement. Each Party hereto understands that such Party (and not PubCo or its advisors) will be responsible for such Party’s own tax liability that may arise as a result of the transactions contemplated hereby.

ARTICLE V

MISCELLANEOUS

Section 5.1 Consents; Deemed Amendment to Agreements. To the extent required under applicable Law or the governing documents of any of the Parties or any documents to which they are party (including the Charah Management Holdings Operating Agreement, the Allied Management Holdings Operating Agreement, the Charah Operating Agreement and the Allied Power Operating Agreement) each Party hereby acknowledges that this Agreement constitutes the written consent of such Party to each of the agreements and transactions described herein, including in its capacity as a member or manager of any other Party.

Section 5.2 Deed; Bill of Sale; Assignment. To the extent required and permitted by applicable Law, this Agreement will also constitute a “deed,” “bill of sale” “stock power” or “assignment” of the assets, shares and membership and other interests referenced herein, as well as an amendment of the relevant agreements, without the need for any further assignment or transfer document.

Section 5.3 Tax Certificates. Prior to the transactions described in Section 2.2, each Party shall deliver such forms, certificates or other documentation reasonably requested in order to establish any exemption from withholding taxes under Section 1445 or Section 1446(f) of the Code.

Section 5.4 Tax Treatment.

(a) The transactions described in Section 2.2, Section 2.4 and Section 2.6(i), taken together, are intended to be treated as a transaction described in Section 351 of the Code.

(b) With respect to each Blocker Entity, the applicable First Step Merger and Second Step Merger, taken together, are intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

Section 5.5 Indemnification and Release.

(a) Subject to the limitations and conditions provided herein and to the fullest extent permitted by applicable Law, each of Charah LP, CEP Holdings and any of their respective affiliates and any of their respective directors, officers, partners, employees, members, managers, equityholders, agents and representatives (each an “Indemnitee”) who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (hereinafter a “Proceeding”), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, whether such Proceeding arose prior to, on or following the date of the IPO, by reason of the fact that such Indemnitee is or was a direct or indirect director, officer, partner, employee, member, manager, equityholder, agent, representative or affiliate of Charah Management and/or Allied Power Holdings, or any subsidiary of the foregoing (the “Contributed Company Group”), shall be indemnified and held harmless by PubCo to the extent such Proceeding or other above-described process relates to or is implicated by any such above-described relationships with, status with respect to, or representation of any member of the Contributed Company Group to the fullest extent permitted by applicable Law, as the same exists or may hereinafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits PubCo to provide broader indemnification rights than said Laws permitted PubCo to provide prior to such amendment) against judgments, damages, liabilities, losses, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including attorneys’ and experts’ fees) (collectively, “Losses”) incurred by such Person in connection with such Proceeding, and indemnification under this

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Section 5.5 shall continue as to a Person who has ceased to exist in the capacity which initially entitled such Person to indemnity hereunder for any and all Losses related to and arising from such Person’s activities while acting in such capacity The rights granted pursuant to this Section 5.5 shall be deemed contract rights, and no amendment, modification or repeal of this Section 5.5 shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings arising prior to any such amendment, modification or repeal. IT IS ACKNOWLEDGED THAT THE INDEMNIFICATION PROVIDED IN THIS Section 5.5 COULD INVOLVE INDEMNIFICATION FOR NEGLIGENCE OR UNDER THEORIES OF STRICT LIABILITY.

(b) In exchange for the transactions contemplated hereby, each Releasor hereby acknowledges and agrees that such Releasor, on behalf of itself and its respective affiliates and any of their respective directors, officers, partners, employees, members, managers, equityholders, agents and representatives (the “Releasor Parties”), voluntarily, knowingly, willingly, finally and completely irrevocably releases and forever discharges each of the Company, Charah Management, Allied Power Holdings and each of their respective affiliates, current and former members, partners, shareholders, equity holders, investors, managers, directors, officers, employees, advisors, representatives and agents (collectively, the “Released Parties”) of and from all manner of actions, causes of action, suits, debts, dues, sums of money, accounts, fees, covenants, contracts, controversies, bills, agreements, promises, damages, disputes, claims, and demands whatsoever, whether known or unknown, in law or in equity, arising under federal, state, or local law, which they ever had, now have, or which they hereinafter can, shall, or may have in connection with, based upon, arising out of, concerning, or relating to each Releasor Party’s direct or indirect ownership of, at any time, any equity securities in or ownership interests of (or vehicles holding equity securities in or ownership interests of) Charah Management, Allied Power Holdings, Charah Management Holdings and/or Allied Management Holdings (collectively, “Released Claims”). Notwithstanding the foregoing, the Released Claims shall not include: (A) any Releasor’s rights under this Agreement and (B) the rights of any Person to indemnification as an Indemnitee hereunder or any indemnification rights such Person had under the organizational documents of Charah Management and/or Allied Power Holdings as a result of such Person’s serving as an officer, director, member or manager of Charah Management and/or Allied Power Holdings or their respective subsidiaries. Each Releasor further covenants and agrees not to assert or institute, or assist, encourage or participate with any third party in, any action with respect to any of the Released Claims Each Released Party shall be a third party beneficiary of this Section 5.5(b).

Section 5.6 Further Assurances. Each of the Parties hereby agrees to execute, acknowledge and deliver all such additional assignments, stock powers, conveyances, instruments, notices and other documents, and to do all such other acts and things, all in accordance with applicable Law, as may be necessary or appropriate (a) more fully to assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, (b) more fully and effectively to vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests and shares contributed and assigned by this Agreement or intended to be so and (c) more fully and effectively to carry out the purposes and intent of this Agreement.

Section 5.7 Power of Attorney. Each Party (other than CEP Holdings and the Charah Executives) hereby makes, constitutes and appoints Charah LP, and each Charah Executive hereby makes, constitutes and appoints CEP Holdings, in each case, as its true and lawful attorney-in-fact for it and in its name, place, and stead and for its use and benefit, to sign, execute, certify, acknowledge, swear to, file and record any instrument that is now or may hereafter be deemed necessary by each such attorneys-in-fact in its reasonable discretion to carry out fully the provisions and the agreements, obligations and covenants of such Party under this Agreement and the transactions contemplated hereby. Each Party hereby gives each such attorney-in-fact full power and authority to do and perform each and every act or thing whatsoever requisite or advisable to be done in connection with such Party’s obligations and agreements pursuant to this Agreement and the transactions contemplated hereby as fully as such Party might or could do personally, and hereby ratifies and confirms all that any such attorney-in-fact will lawfully do or cause to be done by virtue of the power of attorney granted hereby. The power of attorney granted pursuant to this Section 5.7 is a special power of attorney, coupled with an interest, and is irrevocable, and will survive the bankruptcy, insolvency, dissolution or cessation of existence of the applicable Party.

Section 5.8 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be personally delivered, sent by nationally recognized overnight courier, mailed by registered or certified mail or be sent by facsimile or electronic mail to such Party at the address set forth on its signature page to this Agreement (or such other address as shall be specified by like notice).

Section 5.9 Successors and Assigns; No Third Party Rights. This Agreement will be binding upon and inure to the benefit of the Parties and their respective successors and assigns. Other than with respect to the Indemnitees pursuant to Section 5.5(a) and the Released Parties pursuant to Section 5.5(b), this Agreement is not intended to, and does not, create rights in any other Person, and no Person is or is intended to be a third-party beneficiary of any of the provisions of this Agreement.

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Section 5.10 Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the Laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity will not invalidate the entire Agreement. Instead, this Agreement will be construed as if it did not contain the particular provision or provisions held to be invalid, and an equitable adjustment will be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

Section 5.11 Waivers and Amendments. Any waiver of any term or condition of this Agreement, or any amendment or supplement to this Agreement, will be effective only if in writing and signed by the Parties. A waiver of any breach or failure to enforce any of the terms or conditions of this Agreement will not in any way affect, limit or waive a Party’s rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Agreement.

Section 5.12 Entire Agreement; Survival. This Agreement, together with the agreements and other documents referenced herein, constitutes the entire agreement among the Parties pertaining to the transactions contemplated hereby and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties pertaining thereto. The provisions of this Agreement (including the representations and warranties hereunder) shall survive the initial closing of the IPO, and shall continue indefinitely.

Section 5.13 Governing Law; Waiver of Jury Trial. This Agreement will be governed by, and construed in accordance with, the Laws of the State of Delaware. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM OR ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT

Section 5.14 Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile or other electronic means) with the same effect as if all Parties had signed the same document.

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IN WITNESS WHEREOF, this Agreement has been duly executed by each of the Parties as of the date first written above.

CHARAH SOLUTIONS, INC.

By:	/s/ Bruce Kramer
Name:	Bruce Kramer
Title:	Chief Financial Officer and Treasurer

[SIGNATURE PAGES TO MASTER REORGANIZATION AGREEMENT]

CHARAH HOLDINGS LP

By: Charah Holdings GP LLC
Its: General Partner

By:	/s/ Mark Spender
Name:	Mark Spender
Title:	Chief Executive Officer and Secretary

[SIGNATURE PAGES TO MASTER REORGANIZATION AGREEMENT]

CHARAH MANAGEMENT LLC

By:	/s/ Mark Spender
Name:	Mark Spender
Title:	President

[SIGNATURE PAGES TO MASTER REORGANIZATION AGREEMENT]

ALLIED POWER HOLDINGS, LLC

By:	/s/ Dorsey Ron McCall
Name:	Dorsey Ron McCall
Title:	Chief Executive Officer

[SIGNATURE PAGES TO MASTER REORGANIZATION AGREEMENT]

CHARAH MANAGEMENT HOLDINGS, LLC

By: Charah Holdings LP
Its: Manager

By: Charah Holdings GP LLC
Its: General Partner

By:	/s/ Mark Spender
Name:	Mark Spender
Title:	Chief Executive Officer and Secretary

[SIGNATURE PAGES TO MASTER REORGANIZATION AGREEMENT]

ALLIED MANAGEMENT HOLDINGS, LLC

By: Charah Holdings LP
Its: Manager

By: Charah Holdings GP LLC
Its: General Partner

By:	/s/ Mark Spender
Name:	Mark Spender
Title:	Chief Executive Officer and Secretary

[SIGNATURE PAGES TO MASTER REORGANIZATION AGREEMENT]

CEP HOLDINGS, INC.

By:	/s/ Charles E. Price
Name:	Charles E. Price
Title:	President & Chief Executive Officer

[SIGNATURE PAGES TO MASTER REORGANIZATION AGREEMENT]

BCP ENERGY SERVICES FUND, LP

By: BCP Energy Services Fund GP, LP
Its: General Partner

By: BCP Energy Services Fund UGP, LLC
Its: General Partner

By:	/s/ Jeffrey Jenkins
Name:	Jeffrey Jenkins
Title:	Manager

[SIGNATURE PAGES TO MASTER REORGANIZATION AGREEMENT]

BCP ENERGY SERVICES FUND-A, LP

By: BCP Energy Services Fund GP, LP
Its: General Partner

By: BCP Energy Services Fund UGP, LLC
Its: General Partner

By:	/s/ Jeffrey Jenkins
Name:	Jeffrey Jenkins
Title:	Manager

[SIGNATURE PAGES TO MASTER REORGANIZATION AGREEMENT]

EBLP CHARAH BLOCKER, LLC

By: BCP Energy Services Fund, LP
Its: Limited Partner

By: BCP Energy Services Fund GP, LP
Its: General Partner

By: BCP Energy Services Fund UGP, LLC
Its: General Partner

By:	/s/ Jeffrey Jenkins
Name:	Jeffrey Jenkins
Title:	Manager

[SIGNATURE PAGES TO MASTER REORGANIZATION AGREEMENT]

CHARAH BLOCKER, LLC

By: BCP Energy Services Fund-A, LP
Its: Limited Partner

By: BCP Energy Services Fund GP, LP
Its: General Partner

By: BCP Energy Services Fund UGP, LLC
Its: General Partner

By:	/s/ Jeffrey Jenkins
Name:	Jeffrey Jenkins
Title:	Manager

[SIGNATURE PAGES TO MASTER REORGANIZATION AGREEMENT]

BRUCE KRAMER

/s/ Bruce Kramer
Bruce Kramer

DANNY GRAY

/s/ Danny Gray
Danny Gray

SCOTT SEWELL

/s/ Scott Sewell
Scott Sewell

NATHAN BOONE

/s/ Nathan Boone
Nathan Boone

PETE DEQUATTRO

/s/ Pete DeQuattro
Pete DeQuattro

SCOTT ZIEGLER

/s/ Scott Ziegler
Scott Ziegler

[SIGNATURE PAGES TO MASTER REORGANIZATION AGREEMENT]

DAVID VALENTINE

/s/ David Valentine
David Valentine

JOSH JONES

/s/ Josh Jones
Josh Jones

ALI AZAD

/s/ Ali Azad
Ali Azad

ROBERT REYNOLDS

/s/ Robert Reynolds
Robert Reynolds

ANDREW CARPENTER

/s/ Andrew Carpenter
Andrew Carpenter

CHARLES W. PRICE

/s/ Charles W. Price
Charles W. Price

[SIGNATURE PAGES TO MASTER REORGANIZATION AGREEMENT]

NICK JACOBY

/s/ Nick Jacoby
Nick Jacoby

JEREMY SOCHOL

/s/ Jeremy Sochol
Jeremy Sochol

SCOTT RESCHLY

/s/ Scott Reschly
Scott Reschly

ERIC EFFINGER

/s/ Eric Effinger
Eric Effinger

STEVEN BREHM

/s/ Steven Brehm
Steven Brehm

ROBERT RAIA

/s/ Robert Raia
Robert Raia

[SIGNATURE PAGES TO MASTER REORGANIZATION AGREEMENT]

DORSEY RON MCCALL

/s/ Dorsey Ron McCall
Dorsey Ron McCall

JOHN PLUMLEE

/s/ John Plumlee
John Plumlee

[SIGNATURE PAGES TO MASTER REORGANIZATION AGREEMENT]

Exhibit A

A&R Certificate of Incorporation of PubCo

See attached.

Execution Version

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CHARAH SOLUTIONS, INC.

Charah Solutions, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the “DGCL”), hereby certifies as follows:

1. The original Certificate of Incorporation of the Corporation (the “Original Certificate of Incorporation”) was filed with the Secretary of State of the State of Delaware on January 30, 2018 under the name Charah Solutions, Inc.

2. This Amended and Restated Certificate of Incorporation, which restates, integrates and also further amends the Original Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the DGCL and by the written consent of its sole stockholder in accordance with Section 228 of the DGCL. References to this “Certificate of Incorporation” herein refer to the Certificate of Incorporation, as amended, restated, supplemented and otherwise modified from time to time.

3. The Original Certificate of Incorporation is hereby amended, integrated and restated in its entirety to read as follows:

ARTICLE I

NAME

SECTION 1.1 Name. The name of the Corporation is Charah Solutions, Inc.

ARTICLE II

REGISTERED AGENT

SECTION 2.1 Registered Agent. The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

ARTICLE III

PURPOSE

SECTION 3.1 Purpose. The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL as it currently exists or may hereafter be amended.

ARTICLE IV

CAPITALIZATION

SECTION 4.1 Number of Shares.

(A) The total number of shares of stock that the Corporation shall have authority to issue is 250,000,000 shares of stock, classified as:

(1) 50,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”);

(2) 200,000,000 shares of common stock, par value $0.01 per share (“Common Stock”)

(B) The number of authorized shares of Preferred Stock or Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the outstanding shares of stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of Preferred Stock or Common Stock voting separately as a class shall be required therefor.

SECTION 4.2 Provisions Relating to Preferred Stock.

(A) Preferred Stock may be issued from time to time in one or more series, the shares of each series to have such designations and powers, preferences, privileges and rights, and qualifications, limitations and restrictions thereof, as are stated and expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation (the “Board”) as hereafter prescribed (a “Preferred Stock Designation”).

(B) Subject to any limitations prescribed by law and the rights of any series of the Preferred Stock then outstanding, if any, authority is hereby expressly granted to and vested in the Board to authorize the issuance of Preferred Stock from time to time in one or more series, and with respect to each series of Preferred Stock, to fix and state by the resolution or resolutions set forth in the Preferred Stock Designation the number of shares of such series and the designations and the powers, preferences, privileges and rights, and qualifications, limitations and restrictions relating to each series of Preferred Stock, including, but not limited to, the following:

(1) whether or not the series is to have voting power, full, special or limited, or is to be without voting power, and whether or not such series is to be entitled to vote separately either alone or together with the holders of one or more other classes or series of stock;

(2) the number of shares to constitute the series and the designation thereof;

(3) restrictions on the issuance of shares of the same series or of any other class or series;

(4) whether or not the shares of any series shall be redeemable at the option of the Corporation or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable or issuable in the form of cash, notes, securities or other property), and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

(5) whether or not the shares of a series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the annual amount thereof, and the terms and provisions relative to the operation thereof;

(6) the dividend rate, if any, whether dividends are payable in cash, stock of the Corporation or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

(7) the preferences, if any, and the amounts thereof that the holders of any series thereof shall be entitled to receive upon the voluntary or involuntary liquidation, dissolution or winding up of, or upon any distribution of the assets of, the Corporation;

(8) whether or not the shares of any series, at the option of the Corporation or the holder thereof or upon the happening of any specified event, shall be convertible into or exchangeable or redeemable for, the shares of any other class or classes or of any other series of the same or any other class or classes or series of stock, securities or other property of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange or redemption may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

(9) such other powers, preferences, privileges and rights, and qualifications, limitations and restrictions with respect to any series as may to the Board seem advisable.

(C) The shares of each series of Preferred Stock may vary from the shares of any other series thereof in any or all of the foregoing respects.

SECTION 4.3 Provisions Relating to Common Stock.

(A) Except as may otherwise be provided in this Certificate of Incorporation, each share of Common Stock shall have identical rights, powers and privileges in every respect. Common Stock shall be subject to the express terms of Preferred Stock and any series thereof. Except as may otherwise be required by this Certificate of Incorporation (including any Preferred Stock Designation) or by applicable law, the holders of shares of Common Stock shall be entitled to one vote for each such share on all matters upon which the stockholders are entitled to vote, the holders of shares of Common Stock shall have the exclusive right to vote for the election of directors and on all other matters upon which the stockholders are entitled to vote, and the holders of Preferred Stock shall not be entitled to vote at or receive notice of any meeting of stockholders. Each holder of Common Stock shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws of the Corporation (as in effect at the time in question) and

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applicable law on all matters put to a vote of the stockholders of the Corporation. Except as otherwise required in this Certificate of Incorporation (including any Preferred Stock Designation) or by applicable law, the holders of Common Stock shall vote together as a single class on all matters (or, if any holders of Preferred Stock are entitled to vote together with the holders of Common Stock, the holders of Common Stock and the Preferred Stock shall vote together as a single class).

(B) Notwithstanding the foregoing, except as otherwise required by applicable law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Preferred Stock Designation) or pursuant to the DGCL.

(C) Subject to the prior rights and preferences, if any, applicable to shares of Preferred Stock or any series thereof, the holders of shares of Common Stock shall be entitled to receive ratably in proportion to the number of shares of Common Stock held by them such dividends and distributions (payable in cash, stock or property), if, when and as may be declared thereon by the Board at any time and from time to time out of any funds of the Corporation legally available therefor.

(D) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of Preferred Stock or any series thereof, the holders of shares of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them. A dissolution, liquidation or winding-up of the Corporation, as such terms are used in this paragraph (D), shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other corporation or corporations or other entity or a sale, lease, exchange or conveyance of all or a part of the assets of the Corporation.

SECTION 4.4 Preemptive Rights. No stockholder shall, by reason of the holding of shares of any class or series of capital stock of the Corporation, have any preemptive or preferential right to acquire or subscribe for any shares or securities of any class or series, whether now or hereafter authorized, that may at any time be issued, sold or offered for sale by the Corporation, unless specifically provided for in a Preferred Stock Designation.

ARTICLE V

DIRECTORS

SECTION 5.1 Term and Classes.

(A) The business and affairs of the Corporation shall be managed by or under the direction of the Board. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

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(B) The directors, other than those who may be elected by the holders of any series of Preferred Stock specified in the related Preferred Stock Designation, shall be divided, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as is reasonably possible, with the initial term of office of the first class to expire at the first annual meeting of stockholders following the the initial closing of the registered initial underwritten public offering of the Common Stock (the “IPO Date”), the initial term of office of the second class to expire at the second annual meeting of stockholders following the IPO Date, and the initial term of office of the third class to expire at the third annual meeting of stockholders following the IPO Date, with each director to hold office until his successor shall have been duly elected and qualified, subject, however, to such director’s earlier death, resignation, disqualification or removal, and, subject to the then-applicable terms of the Stockholders’ Agreement, among the Corporation and certain of its stockholders, dated as of June 18, 2018, as it may be amended, restated, supplemented and otherwise modified from time to time (the “Stockholders’ Agreement”), the Board shall be authorized to assign members of the Board, other than those directors who may be elected by the holders of any series of Preferred Stock, to such classes at the time such classification becomes effective. For purposes of this Certificate of Incorporation, beneficial ownership of shares shall be determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended. At each annual meeting of stockholders following the IPO Date, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his successor shall have been duly elected and qualified, subject, however, to such director’s earlier death, resignation, disqualification or removal.

SECTION 5.2 Vacancies. Subject to applicable law and the rights of the holders of any series of Preferred Stock then outstanding and the then-applicable terms of the Stockholders’ Agreement, any newly created directorship that results from an increase in the number of directors or any vacancy on the Board that results from the death, resignation, disqualification or removal of any director or from any other cause shall, unless otherwise required by law or by resolution of the Board, be filled (A) prior to the first date on which the Sponsor (as defined in Section 10.2 below) no longer beneficially owns (or otherwise has the right to vote or direct the vote of) more than 35% of the outstanding shares of Common Stock (the “Trigger Date”), by the affirmative vote of a majority of the total number of directors then in office, even if less than a quorum, or by a sole remaining director, or the affirmative vote of the holders of a majority of the voting power of the outstanding shares of stock of the Corporation entitled to vote generally for the election of directors, voting together as a single class and acting at a meeting of the stockholders or by written consent (if permitted) in accordance with the DGCL, this Certificate of Incorporation and the bylaws of the Corporation,, and (B) on or after the Trigger Date, solely by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, and shall not be filled by the stockholders. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall hold office for the remaining term of his predecessor. No decrease in the number of authorized directors constituting the Board shall shorten the term of any incumbent director.

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SECTION 5.3 Removal.

(A) Prior to the Trigger Date, subject to the rights of the holders of shares of any series of Preferred Stock, if any, to elect additional directors pursuant to this Certificate of Incorporation (including any Preferred Stock Designation thereunder) and the then-applicable terms of the Stockholders’ Agreement, any director may be removed at any time, either for or without cause, upon the affirmative vote of the holders of a majority of the voting power of the outstanding shares of stock of the Corporation entitled to vote generally for the election of directors, voting together as a single class and acting at a meeting of the stockholders or by written consent (if permitted) in accordance with the DGCL, this Certificate of Incorporation and the bylaws of the Corporation.

(B) On and after the Trigger Date, subject to the rights of the holders of shares of any series of Preferred Stock, if any, to elect additional directors pursuant to this Certificate of Incorporation (including any Preferred Stock Designation thereunder) and the then-applicable terms of the Stockholders’ Agreement, any director may be removed only for cause, upon the affirmative vote of the holders of at least 75% of the voting power of the outstanding shares of stock of the Corporation entitled to vote generally for the election of directors, voting together as a single class and acting at a meeting of the stockholders or by written consent (if permitted) in accordance with the DGCL, this Certificate of Incorporation and the bylaws of the Corporation. Except as applicable law otherwise provides, cause for the removal of a director shall be deemed to exist only if the director whose removal is proposed: (1) has been convicted of a felony by a court of competent jurisdiction in connection with the duties of such director to the Corporation and that conviction is no longer subject to direct appeal; (2) has been found to have committed a breach of the duty of loyalty in connection with the duties of such director to the Corporation or to have engaged in intentional or willful misconduct in the performance of his duties to the Corporation in any matter of substantial importance to the Corporation by a court of competent jurisdiction; or (3) has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his ability to serve as a director of the Corporation.

SECTION 5.4 Number. Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, if any, the number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by the affirmative vote of a majority of the Whole Board. Unless and except to the extent that the bylaws of the Corporation so provide, the election of directors need not be by written ballot. For purposes of this Certificate of Incorporation, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.

ARTICLE VI

STOCKHOLDER ACTION

SECTION 6.1 Written Consents. Prior to the Trigger Date, any action required or permitted to be taken at any annual meeting or special meeting of the stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote of stockholders, if a consent or consents in writing, setting forth the action so taken, is or are signed by the holders of outstanding stock having not less than the minimum number of votes that would

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be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. On and after the Trigger Date, subject to the rights of holders of any series of Preferred Stock with respect to such series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be taken at a duly held annual or special meeting of stockholders and may not be taken by any consent in lieu of a meeting of such stockholders.

ARTICLE VII

SPECIAL MEETINGS

SECTION 7.1 Special Meetings. Special meetings of stockholders of the Corporation may be called only by the Board pursuant to a resolution adopted by the affirmative vote of a majority of the Whole Board; provided, however, that prior to the Trigger Date, special meetings of the stockholders of the Corporation shall also be called by the Secretary of the Corporation at the request of the holders of record of a majority of the outstanding shares of Common Stock. The authorized person(s) calling a special meeting may fix the date, time and place, if any, of such special meeting. On and after the Trigger Date, except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock, the stockholders of the Corporation shall not have the power to call or request a special meeting of stockholders of the Corporation. The Board may postpone, reschedule or cancel any special meeting of the stockholders previously scheduled by the Board.

ARTICLE VIII

BYLAWS

SECTION 8.1 Bylaws. In furtherance of, and not in limitation of, the powers conferred by the laws of the State of Delaware, the Board is expressly authorized to adopt, amend or repeal the bylaws of the Corporation. Any adoption, amendment or repeal of the bylaws of the Corporation by the Board shall require the approval of a majority of the Whole Board. Stockholders shall also have the power to adopt, amend or repeal the bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the bylaws of the Corporation may be adopted, altered, amended or repealed (A) prior to the Trigger Date, by the affirmative vote of holders of not less than a majority in voting power of the outstanding shares of stock entitled to vote thereon, voting together as a single class, and (B) on and after the Trigger Date, by the affirmative vote of holders of not less than 66 2/3% in voting power of the outstanding shares of stock entitled to vote thereon, voting together as a single class. No bylaws hereafter made or adopted, nor any repeal of or amendment thereto, shall invalidate any prior act of the Board that was valid at the time it was taken. So long as the Stockholders’ Agreement remains in effect, the Board shall not approve any amendment, alteration or repeal of any provision of these Bylaws, or the adoption of any new Bylaw, that would be contrary to or inconsistent with the then-applicable terms of the Stockholders’ Agreement.

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ARTICLE IX

LIMITATION OF DIRECTOR LIABILITY

SECTION 9.1 Limitation of Director Liability. No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as it now exists. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the preceding sentence, a director of the Corporation shall not be liable to the fullest extent permitted by any amendment to the DGCL hereafter enacted that further limits the liability of a director. Any amendment, repeal or modification of this Article IX shall be prospective only and shall not affect any limitation on liability of a director for acts or omissions occurring prior to the date of such amendment, repeal or modification.

ARTICLE X

CORPORATE OPPORTUNITY

SECTION 10.1 Corporate Opportunities. The Sponsor owns and will own substantial equity interests in other entities (existing and future) that participate in the energy industry (“Portfolio Companies”) and may make investments and enter into advisory service agreements and other agreements from time to time with those Portfolio Companies. Certain officers and directors of the Corporation may also serve as employees, partners, officers or directors of the Sponsor or Portfolio Companies and, at any given time, the Sponsor or Portfolio Companies may be in direct or indirect competition with the Corporation and/or its subsidiaries. The Corporation waives, to the maximum extent permitted by law, the application of the doctrine of corporate opportunity (or any analogous doctrine) with respect to the Corporation, to the Sponsor or Portfolio Companies or any directors or officers of the Corporation or Portfolio Companies who are also employees, partners, members, managers, officers or directors of any of the Sponsor or Portfolio Companies. As a result of such waiver, none of the Sponsor or Portfolio Companies, nor any director or officer of the Corporation who is also an employee, partner, member, manager, officer or director of of the Sponsor or Portfolio Companies, shall, to the fullest extent permitted by law, have any obligation to refrain from: (A) engaging in or managing the same or similar activities or lines of business as the Corporation or any of its subsidiaries or developing or marketing any products or services that compete (directly or indirectly) with those of the Corporation or any of its subsidiaries; (B) investing in, owning or disposing of any (public or private) interest in any Person engaged in the same or similar activities or lines of business as, or otherwise in competition with, the Corporation or any of its subsidiaries (including the Sponsor, a “Competing Person”); (C) developing a business relationship with any Competing Person; or (D) entering into any agreement to provide any service(s) to any Competing Person or acting as an officer, director, member, manager or advisor to, or other principal of, any Competing Person, regardless (in the case of each of (A) through (D)) of whether such activities are in direct or indirect competition with the business or activities of the Corporation or any of its subsidiaries (the activities described in (A) through (D) are referred to herein as “Specified Activities”). To the fullest extent permitted by law, the Corporation hereby renounces (for itself and on behalf of its subsidiaries) any interest or expectancy in, or in being notified of or offered an opportunity to participate in, any Specified Activity that may be presented to or become known to the Sponsor Group or Portfolio Companies or any director or officer of the Corporation who is also an employee, partner, member, manager,

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officer or director of the Sponsor Group or Portfolio Companies; provided, however that the Corporation does not renounce any interest in any Specified Activity that is expressly offered to any director or officer of the Corporation solely in such person’s capacity as a director or officer of the Corporation or that is identified by the Sponsor or Portfolio Companies solely through the disclosure of information provided by or on behalf of the Corporation.

SECTION 10.2 Definitions. For purposes of this Article X, the following terms have the following definitions:

(A) “Affiliate” means, with respect to a specified Person, a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such specified Person; with respect to the Sponsor, an “Affiliate” shall include (1) any Person who is the direct or indirect ultimate holder of “equity securities” (as such term is described in Rule 405 under the Securities Act of 1933, as amended) of the Sponsor, and (2) any investment fund, alternative investment vehicle, special purpose vehicle or holding company that is directly or indirectly managed, advised or controlled by the Sponsor.

(B) “Sponsor” means collectively, (i) Bernhard Capital Partners Management, LP, (ii) its Affiliates and (iii) its Portfolio Companies.

(C) “Person” means any individual, corporation, partnership, limited liability company, joint venture, firm, association, or other entity.

To the fullest extent permitted by applicable law, any Person purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of, and to have consented to, the provisions of this Article X. This Article X shall not limit any protections or defenses available to, or indemnification or advancement rights of, any director or officer of the Corporation under this Certificate of Incorporation, the bylaws of the Corporation or any applicable law. Further, neither the amendment nor repeal of this Article X, nor the adoption of any provision of this Certificate of Incorporation or the bylaws of the Corporation, nor, to the fullest extent permitted by Delaware law, any modification of law, shall eliminate, reduce or otherwise adversely affect any right or protection of any Person granted pursuant hereto existing at, or arising out of or related to any event, act or omission that occurred prior to, the time of such amendment, repeal, adoption or modification (regardless of when any proceeding (or part thereof) relating to such event, act or omission arises or is first threatened, commenced or completed).

ARTICLE XI

BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS

SECTION 11.1 Business Combinations with Interested Stockholders. The Corporation shall not be governed by or subject to the provisions of Section 203 of the DGCL as now in effect or hereafter amended, or any successor statute thereto.

ARTICLE XII

AMENDMENT OF CERTIFICATE OF INCORPORATION

SECTION 12.1 Amendments.

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(A) The Corporation shall have the right, subject to any express provisions or restrictions contained in this Certificate of Incorporation, from time to time, to amend this Certificate of Incorporation or any provision hereof in any manner now or hereafter provided by applicable law, and all rights and powers of any kind conferred upon a director or stockholder of the Corporation by this Certificate of Incorporation or any amendment hereof are subject to such right of the Corporation.

(B) Notwithstanding any other provision of this Certificate of Incorporation or the bylaws of the Corporation (and in addition to any other vote that may be required by applicable law or this Certificate of Incorporation (including any Preferred Stock Designation thereunder)), prior to the Trigger Date, the affirmative vote of the holders of a majority in voting power of the outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required to amend, alter or repeal any provision of this Certificate of Incorporation if such amendment, alteration or repeal is required to be submitted to the stockholders of the Corporation pursuant to applicable law.

(C) Notwithstanding any other provision of this Certificate of Incorporation or the bylaws of the Corporation (and in addition to any other vote that may be required by applicable law, this Certificate of Incorporation or the bylaws of the Corporation (including any Preferred Stock Designation thereunder)), on and after the Trigger Date, the affirmative vote of the holders of at least 66 2/3% in voting power of the outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required to amend, alter or repeal any provision of this Certificate of Incorporation if such amendment, alteration or repeal is required to be submitted to the stockholders of the Corporation pursuant to applicable law; provided, however, that the amendment, alteration or repeal of Section 4.1 shall only require the affirmative vote of the holders of a majority in voting power of the outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class.

ARTICLE XIII

FORUM SELECTION

SECTION 13.1 Exclusive Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (A) any derivative action or proceeding brought on behalf of the Corporation, (B) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, other employee or agent or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (C) any action asserting a claim against the Corporation, its directors, officers or employees or agents arising pursuant to any provision of the DGCL, this Certificate of Incorporation or bylaws of the Corporation or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (D) any action asserting a claim governed by the internal affairs doctrine. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XIII.

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If any provision or provisions of this Article XIII shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article XIII (including, without limitation, each portion of any sentence of this Article XIII containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

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IN WITNESS WHEREOF, the undersigned has executed this Certificate of Incorporation as of this 18th day of June, 2018.

CHARAH SOLUTIONS, INC.

By:
Name: Bruce Kramer
Title: Chief Financial Officer and Treasurer

[Signature Page to Amendment & Restated Certificate of Incorporation]

Exhibit B

A&R Bylaws of PubCo

See attached.

AMENDED AND RESTATED BYLAWS

OF

CHARAH SOLUTIONS, INC.

Incorporated under the Laws of the State of Delaware

Date of Adoption: June 18, 2018

ARTICLE I

OFFICES AND RECORDS

SECTION 1.1 Registered Office. The registered office of Charah Solutions, Inc. (the “Corporation”) in the State of Delaware shall be as set forth in the Amended and Restated Certificate of Incorporation of the Corporation, as it may be amended, restated, supplemented and otherwise modified from time to time (the “Certificate of Incorporation”), and the name of the Corporation’s registered agent at such address is as set forth in the Certificate of Incorporation. The registered office and registered agent of the Corporation may be changed from time to time by the board of directors of the Corporation (the “Board”) in the manner provided by applicable law.

SECTION 1.2 Other Offices. The Corporation may have such other offices, either within or without the State of Delaware, as the Board may designate or as the business of the Corporation may from time to time require.

SECTION 1.3 Books and Records. The books and records of the Corporation may be kept outside the State of Delaware at such place or places as may from time to time be designated by the Board.

ARTICLE II

STOCKHOLDERS

SECTION 2.1 Annual Meetings. If required by applicable law, an annual meeting of the stockholders for the election of directors of the Corporation shall be held at such date, time and place, if any, either within or outside of the State of Delaware, as may be fixed by resolution of the Board or as determined in accordance with Section 2.5. The Board may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board. Any other proper business may be transacted at the annual meeting.

SECTION 2.2 Special Meetings. Special meetings of stockholders of the Corporation may be called only by the Board pursuant to a resolution adopted by the affirmative vote of a majority of the Whole Board; provided, however, that prior to the first date on which Bernhard Capital Partners Management, LP and its Affiliates (the “Sponsor”) no longer collectively beneficially own (or otherwise have the right to vote or direct the vote of) more than 35% of the outstanding aggregate shares of the Common Stock (the “Common Stock”), par value $0.01 of the Corporation (the “Trigger Date”), special meetings of the stockholders of the Corporation may also be called by the Secretary of the Corporation at the request of the holders of record of a majority of the outstanding shares of Common Stock. On and after the Trigger Date, except as otherwise required by law and subject to the rights of holders of any series of preferred stock of the Corporation (“Preferred Stock”), the stockholders of the Corporation shall not have the power to call or request a special meeting of stockholders of the Corporation. The Board may postpone, reschedule or cancel any special meeting of the stockholders previously scheduled by the Board. For purposes of these Bylaws, (A) the term “Affiliate” shall mean, with respect to a specified Person, a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such specified Person; with respect to the Sponsor, an “Affiliate” shall include (1) any Person who is the direct or indirect ultimate holder of “equity securities” (as such term is described in Rule 405 under the Securities Act of 1933, as amended) of the Sponsor, and (2) any investment fund, alternative investment vehicle, special purpose vehicle or holding company that is directly or indirectly managed, advised or controlled by the Sponsor; (B) the term “Person” means any individual, corporation, partnership, limited liability company, joint venture, firm, association, or other entity; and (C) the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.

SECTION 2.3 Record Date.

(A) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, unless otherwise required by applicable law, not be more than 60 nor less than ten days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(B) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than 60 days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

(C) Unless otherwise restricted by the Certificate of Incorporation, in order that the Corporation may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date for determining stockholders entitled to express consent to corporate action in writing without a meeting is fixed by the Board, (i) when no prior action of the Board is required by applicable law, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, and (ii) if prior action by the Board is required by applicable law, the record date for such purpose shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

SECTION 2.4 Stockholder List. The Corporation shall prepare, at least ten days before every meeting of stockholders, a complete list of stockholders entitled to vote at any meeting of stockholders (provided, however, if the record date for determining the stockholders entitled to vote is less than ten days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date), arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in the name of such stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either on a reasonably accessible electronic network (provided that the information required to gain access to the list is provided with the notice of the meeting) or during ordinary business hours at the principal place of business of the Corporation. The stock list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise required by applicable law, the stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled by this section to examine the list required by this section or to vote in person or by proxy at any meeting of the stockholders.

SECTION 2.5 Place of Meeting. The Board, the Chairman of the Board, the Chief Executive Officer or the President, as the case may be, may designate the place of meeting for any annual meeting or for any special meeting of the stockholders. If no designation is so made, the place of meeting shall be the principal executive offices of the Corporation. The Board, acting in its sole discretion, may establish guidelines and procedures in accordance with applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”) and any other applicable law for the participation by stockholders and proxyholders in a meeting of stockholders by means of remote communications, and may determine that any meeting of stockholders will not be held at any place but will be held solely by means of remote communication. Stockholders and proxyholders complying with such procedures and guidelines and otherwise entitled to vote at a meeting of stockholders shall be deemed present in person and entitled to vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication.

SECTION 2.6 Notice of Meeting. Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, notice, stating the place, if any, date and time of the meeting, shall be given, not less than ten days nor more than 60 days before the date of the meeting, to each stockholder of record entitled to vote at such meeting. The notice shall specify (A) the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting), (B) the place, if any, date and time of such meeting, (C) the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and (D) in the case of a special meeting, the purpose or purposes for which such meeting is called. If the stockholder list referred to in Section 2.4 of these Bylaws is made accessible on an electronic network, the notice of meeting must indicate how the stockholder list can be accessed. If the meeting of stockholders is to be held solely by means of electronic communications, the notice of meeting must provide the information required to access such stockholder list during the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at such stockholder’s address as it appears on the stock transfer books of the Corporation. The Corporation may provide stockholders with notice of a meeting by electronic transmission provided such stockholders have consented to receiving electronic notice in accordance with the DGCL. Such further notice shall be given as may be required by applicable law. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the notice of meeting.

SECTION 2.7 Quorum and Adjournment of Meetings.

(A) Except as otherwise required by applicable law or by the Certificate of Incorporation, the holders of a majority of the voting power of all of the outstanding shares of stock of the Corporation entitled to vote at the meeting, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of a majority of the voting power of all of the outstanding shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. For purposes of these Bylaws, beneficial ownership of shares shall be determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder. The authorized person(s) calling a special meeting shall fix the date, time and place, if any, of such meeting. The chairman of the meeting may adjourn the meeting from time to time for any reason, whether or not there is such a quorum. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

(B) Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the date, time and place thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting.

SECTION 2.8 Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing (or in such other manner prescribed by the DGCL) by the stockholder or by his duly authorized attorney-in-fact. Any copy, facsimile transmission or other reliable reproduction of the writing or transmission created pursuant to this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile transmission or other reproduction shall be a complete reproduction of the entire original writing or transmission. No proxy may be voted or acted upon after the expiration of three years from the date of such proxy, unless such proxy provides for a longer period. Every proxy is revocable at the pleasure of the stockholder executing it unless the proxy states that it is irrevocable and applicable law makes it irrevocable. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with the Secretary of the Corporation.

SECTION 2.9 Notice of Stockholder Business and Nominations.

(A) Annual Meetings of Stockholders.

(1) Nominations of persons for election to the Board and the proposal of other business to be considered by the stockholders at an annual meeting of stockholders may be made only (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board or any committee thereof or (c) subject to the then-applicable terms of the Stockholders’ Agreement, among the Corporation and certain of its stockholders, dated as of June 18, 2018, as it may be amended, restated, supplemented and otherwise modified from time to time (the “Stockholders’ Agreement”), by any stockholder of the Corporation who (i) was a stockholder of record at the time of giving of notice provided for in these Bylaws and at the time of the annual meeting, (ii) is entitled to vote at the meeting and (iii) complies with the notice procedures and other requirements set forth in these Bylaws and applicable law. Section 2.9(A)(1)(c) of these Bylaws shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting) before an annual meeting of the stockholders.

(2) For any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to Section 2.9(A)(1)(c) of these Bylaws, (a) the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, (b) such other business must otherwise be a proper matter for stockholder action under the DGCL and (c) the record stockholder and the beneficial owner, if any, on whose behalf any such proposal or nomination is made, must have acted in accordance with the representations set forth in the Solicitation Statement required by these Bylaws. To be timely, a stockholder’s notice must be received by the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting (which anniversary, in the case of the first annual meeting of stockholders following the close of the Corporation’s initial public offering, shall be deemed to be May 1, 2019); provided, however, that subject to the following sentence, in the event that the date of the annual meeting is scheduled for a date that is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so received not later than the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

To be in proper form, a stockholder’s notice (whether given pursuant to this Section 2.9(A)(2) or Section 2.9(B)) to the Secretary of the Corporation must:

(a) set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such stockholder’s Stockholder Associated Person (as defined in Section 2.9(C)(2)), if any, (ii) (A) the class or series and number of shares of the Corporation that are, directly or indirectly, owned beneficially and of record by such stockholder and such Stockholder Associated Person, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of stock of the Corporation or otherwise (a “Derivative Instrument”), directly or indirectly owned beneficially by such stockholder or by any Stockholder Associated Person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation held by such stockholder or by any Stockholder Associated Person, (C) a complete and accurate description of any agreement, arrangement or understanding between or among such stockholder and such stockholder’s Stockholder Associated Person and any other person or persons in connection with such stockholder’s director nomination and the name and address of any other person(s) or entity or entities known to the stockholder to support such nomination, (D) a description of any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder or any Stockholder Associated Person has a right to vote, directly or indirectly, any shares of any security of the Corporation, (E) any short interest in any security of the Corporation held by such stockholder or any Stockholder Associated Person (for purposes of these Bylaws, a person shall be deemed to have a “short interest” in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (F) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder or by any Stockholder Associated Person that are separated or separable from the underlying shares of the Corporation, (G) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or any Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (H) any performance-related fees (other than an asset-based fee) that such stockholder or any Stockholder Associated Person is entitled to base on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including, without limitation, any such interests held by members of such stockholder’s or any Stockholder Associated Person’s immediate family sharing the same household, (iii) any other information relating to such stockholder and any Stockholder Associated Person, if any, that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for, as applicable, the proposal or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (iv) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such nomination or other business before the meeting, and (v) a representation as to whether or not such stockholder or any Stockholder Associated Person will deliver a proxy statement or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding stock required to approve or adopt the proposal or, in the case of a nomination or nominations, at least the percentage of the voting power of the Corporation’s outstanding stock reasonably believed by the stockholder or Stockholder Associated Person, as the case may be, to be sufficient to elect such nominee or nominees (such representation, a “Solicitation Statement”).

(b) if the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, set forth (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder and Stockholder Associated Person, if any, in such business, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws, the language of the proposed amendment) and (iii) a complete and accurate description of all agreements, arrangements and understandings between or among such stockholder and such stockholder’s Stockholder Associated Person, if any, and the name and address of any other person(s) or entity or entities in connection with the proposal of such business by such stockholder;

(c) set forth, as to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the Corporation’s proxy statement as a nominee of the stockholder and to serving as a director if elected), (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and Stockholder Associated Person, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, and (iii) a representation that such person intends to serve a full term, if elected as director; and

(d) with respect to each nominee for election or reelection to the Board, include (i) a completed and signed questionnaire, representation and agreement in a form provided by the Corporation, which form the stockholder must request from the Secretary of the Corporation in writing with no less than 7 days advance notice and (ii) a written representation and agreement (in the form provided by the Secretary of the Corporation upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(3) A stockholder providing notice of a nomination or proposal of other business to be brought before a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice shall be true and correct (a) as of the record date for the meeting and (b) as of the date that is ten business days prior to the meeting or any adjournment, recess, cancellation, rescheduling or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date) and not later than seven business days prior to the date for the meeting or any postponement or adjournment thereof, if practicable (or, if not practicable, on the first practicable date prior to any adjournment, recess or postponement thereof (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment, recess or postponement thereof)).

(B) Special Meetings of Stockholders.

Only such business shall be conducted at a special meeting of stockholders as shall have been brought pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to a notice of meeting (1) by or at the direction of the Board or any committee thereof (or stockholders if permitted pursuant to the Certificate of Incorporation and these Bylaws prior to the Trigger Date) or (2) if the Board (or stockholders if permitted pursuant to the Certificate of Incorporation and these Bylaws prior to the Trigger Date) has determined that directors shall be elected at such meeting, and subject to the then-applicable terms of the Stockholders’ Agreement, by any stockholder of the Corporation who (a) is a stockholder of record at the time of giving of notice provided for in these Bylaws and at the time of the special meeting, (b) is entitled to vote at the meeting, and (c) complies with the notice procedures set forth in these Bylaws and applicable law. In the event a special meeting of stockholders is called for the purpose of electing one or more directors to the Board, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder delivers notice with the information required by Section 2.9(A)(2) (with the updates required by Section 2.9(A)(3)) of these Bylaws with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by Section 2.9(A)(2)(d) of these Bylaws). Such notice shall be delivered to the Secretary of the

Corporation at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall any adjournment or postponement or the announcement thereof of a special meeting commence a new time period for the giving of a stockholder’s notice as described above.

(C) General.

(1) Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, only such persons who are nominated in accordance with the procedures set forth in these Bylaws and applicable law shall be eligible to serve as directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in these Bylaws and applicable law. Except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and applicable law and, if any proposed nomination or business is not in compliance with these Bylaws and applicable law, to declare that such defective proposal or nomination shall be disregarded.

(2) For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by Dow Jones News Service, the Associated Press, or any other national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder, and “Stockholder Associated Person” shall mean, for any stockholder, (a) any person or entity controlling, directly or indirectly, or acting in concert with, such stockholder, (b) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder or (c) any person or entity controlling, controlled by or under common control with any person or entity referred to in the preceding clauses (a) or (b).

(3) Notwithstanding the foregoing provisions of these Bylaws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these Bylaws; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 2.9(A) or Section 2.9(B) of these Bylaws. Nothing in these Bylaws shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (b) of the holders of any series of Preferred Stock if and to the extent provided for under applicable law, the Certificate of Incorporation or these Bylaws.

(4) Unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) making a nomination or proposal under this Section 2.9 does not appear at a meeting of stockholders to present such nomination or proposal, the nomination shall be disregarded and the proposed business shall not be transacted, as the case may be, notwithstanding that proxies in favor thereof may have been received by the Corporation. For purposes of this Section 2.9, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

SECTION 2.10 Conduct of Business. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate in its sole discretion. The Chairman of the Board, if one shall have been elected, or in the Chairman of the Board’s absence or if one shall not have been elected, the director or officer designated by the majority of the Whole Board, shall preside at all meetings of the stockholders as “chairman of the meeting.” Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairman of the meeting shall have the right and authority to convene and for any reason to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of the chairman of the meeting, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (A) the establishment of an agenda or order of business for the meeting; (B) rules and procedures for maintaining order at the meeting and the safety of those present; (C) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (D) restrictions on entry to the meeting after the time fixed for the commencement thereof; (E) limitations on the time allotted to questions or comments by participants; and (F) restrictions of the use of audio and video recording devices. The chairman of the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting, and if such chairman of the meeting should so determine, such chairman of the meeting shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

SECTION 2.11 Required Vote. Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, at any meeting at which directors are to be elected, so long as a quorum is present, directors shall be elected by a plurality of the votes validly cast in such election. Unless otherwise provided in the Certificate of Incorporation, cumulative voting for the election of directors shall be prohibited. Unless the matter is one on which a different or minimum vote is otherwise required or provided by applicable law, the rules and regulations of any stock exchange applicable to the Corporation or its stock, the Certificate of Incorporation or these Bylaws, in which case such different or minimum vote shall be the required vote, in all matters other than the election of directors and certain non-binding advisory votes described below, the affirmative vote of a majority of the voting power of the outstanding shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders. In non-binding advisory matters with more than two possible vote choices, the affirmative vote of a plurality of the voting power of the outstanding shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the recommendation of the stockholders.

SECTION 2.12 Treasury Stock. The Corporation shall not vote, directly or indirectly, shares of its own stock belonging to it or any other corporation, if a majority of shares entitled to vote in the election of directors of such corporation is held, directly or indirectly by the Corporation, and such shares will not be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or such other corporation, to vote stock of the Corporation held in a fiduciary capacity.

SECTION 2.13 Inspectors of Elections; Opening and Closing the Polls. The Corporation may, and when required by applicable law, shall, appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders and the appointment of an inspector is required by applicable law, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his ability. The inspectors shall have the duties prescribed by applicable law.

SECTION 2.14 Stockholder Action by Written Consent.

(A) Prior to the Trigger Date, any action required or permitted to be taken at any annual meeting or special meeting of the stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote of stockholders, if a consent or consents in writing, setting forth the action so taken, is or are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation in accordance with applicable law. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by law, be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.

(B) On and after the Trigger Date, subject to the rights of holders of any series of Preferred Stock with respect to such series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be taken at a duly held annual or special meeting of stockholders and may not be taken by any consent in writing in lieu of a meeting of such stockholders.

ARTICLE III

BOARD OF DIRECTORS

SECTION 3.1 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders. The directors shall act only as a Board or a committee thereof, and the individual directors shall have no power as such.

SECTION 3.2 Number, Tenure and Qualifications. Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, if any, the number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by the affirmative vote of a majority of the Whole Board. The election and term of directors shall be as set forth in the Certificate of Incorporation.

SECTION 3.3 Regular Meetings. Subject to Section 3.5, regular meetings of the Board shall be held on such dates, and at such times and places, as are determined from time to time by resolution of the Board.

SECTION 3.4 Special Meetings. Special meetings of the Board shall be called at the request of the Chairman of the Board, the Chief Executive Officer or a majority of the Board then in office. The person or persons authorized to call special meetings of the Board may fix the place, if any, date and time of the meetings. Any business may be conducted at a special meeting of the Board.

SECTION 3.5 Notice. Notice of any special meeting of directors shall be given to each director at his business or residence in writing by hand delivery, first-class or overnight mail, courier service or facsimile or electronic transmission or orally by telephone. If mailed by first-class mail, such notice shall be deemed adequately delivered if deposited in the United States mails so addressed, with postage thereon prepaid, at least five days before such meeting. If by overnight mail or courier service, such notice shall be deemed adequately delivered if the notice is delivered to the overnight mail or courier service company at least 24 hours before such meeting. If by facsimile or electronic transmission, such notice shall be deemed adequately delivered if the notice is transmitted at least 24 hours before such meeting. If by telephone or by hand delivery, the notice shall be given at least 24 hours prior to the time set for the meeting and shall be confirmed by facsimile or electronic transmission that is sent promptly thereafter. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice of such meeting, except for as provided in Section 8.1.

SECTION 3.6 Action by Consent of Board. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, including by electronic transmission, and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Such consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any document or instrument filed with the Secretary of State of the State of Delaware.

SECTION 3.7 Conference Telephone Meetings. Members of the Board or any committee thereof may participate in a meeting of the Board or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

SECTION 3.8 Quorum. A whole number of directors equal to at least a majority of the Whole Board shall constitute a quorum for the transaction of business, but if at any meeting of the Board there shall be less than a quorum present, a majority of the directors present may, to the fullest extent permitted by law, adjourn the meeting from time to time without further notice unless (A) the date, time and place, if any, of the adjourned meeting are not announced at the time of adjournment, in which case notice conforming to the requirements of Section 3.5 of these Bylaws shall be given to each director, or (B) the meeting is adjourned for more than 24 hours, in which case the notice referred to in clause (A) shall be given to those directors not present at the announcement of the date, time and place of the adjourned meeting. Except as otherwise expressly required by law, the Certificate of Incorporation or these Bylaws, all matters shall be determined by the affirmative vote of a majority of the directors present at a meeting at which a quorum is present.

SECTION 3.9 Vacancies. Subject to applicable law and the rights of the holders of any series of Preferred Stock then outstanding and the then-applicable terms of the Stockholders’ Agreement, any newly created directorship that results from an increase in the number of directors or any vacancy on the Board that results from the death, resignation, disqualification or removal of any director or from any other cause shall, unless otherwise required by law or by resolution of the Board, be filled (A) prior to the Trigger Date, by the affirmative vote of a majority of the total number of directors then in office, even if less than a quorum, or by a sole remaining director, or the affirmative vote of the holders of a majority of the voting power of the outstanding shares of stock of the Corporation entitled to vote generally for the election of directors, voting together as a single class and acting at a meeting of the stockholders or by written consent (if permitted) in accordance with the DGCL, the Certificate of Incorporation and these Bylaws, and (B) on or after the Trigger Date, solely by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, and shall not be filled by the stockholders. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall hold office for the remaining term of his predecessor. No decrease in the number of authorized directors constituting the Board shall shorten the term of any incumbent director.

SECTION 3.10 Removal.

(A) Prior to the Trigger Date, subject to the rights of the holders of shares of any series of Preferred Stock, if any, to elect additional directors pursuant to the Certificate of Incorporation (including any certificate of designation thereunder) and the then-applicable terms of the Stockholders’ Agreement, any director may be removed at any time, either for or without cause, upon the affirmative vote of the holders of a majority of the voting power of the outstanding shares of stock of the Corporation entitled to vote generally for the election of directors, voting together as a single class and acting at a meeting of the stockholders or by written consent (if permitted) in accordance with the DGCL, the Certificate of Incorporation and these Bylaws. Except as applicable law otherwise provides, cause for the removal of a director shall be deemed to exist only if the director whose removal is proposed: (1) has been convicted of a felony by a court of competent jurisdiction in connection with the duties of such director to the Corporation and that conviction is no longer subject to direct appeal; (2) has been found to have committed a breach of the duty of loyalty in connection with the duties of such director to the Corporation or to have engaged in intentional or willful misconduct in the performance of his duties to the Corporation in any matter of substantial importance to the Corporation by a court of competent jurisdiction; or (3) has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his ability to serve as a director of the Corporation.

(B) On and after the Trigger Date, subject to the rights of the holders of shares of any series of Preferred Stock, if any, to elect additional directors pursuant to the Certificate of Incorporation (including any certificate of designation thereunder) and the then-applicable terms of the Stockholders’ Agreement, any director may be removed only for cause, upon the affirmative vote of the holders of at least 75% of the outstanding shares of stock of the Corporation entitled to vote generally for the election of directors, acting at a meeting of the stockholders or by written consent (if permitted) in accordance with the DGCL, the Certificate of Incorporation and these Bylaws.

SECTION 3.11 Records. The Board shall cause to be kept a record containing the minutes of the proceedings of the meetings of the Board and of the stockholders, appropriate stock books and registers and such books of records and accounts as may be necessary for the proper conduct of the business of the Corporation.

SECTION 3.12 Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board shall have authority to fix the compensation of directors, including fees and reimbursement of expenses.

SECTION 3.13 Regulations. To the extent consistent with applicable law, the Certificate of Incorporation and these Bylaws, the Board may adopt such rules and regulations for the conduct of meetings of the Board and for the management of the affairs and business of the Corporation as the Board may deem appropriate.

ARTICLE IV

COMMITTEES

SECTION 4.1 Designation; Powers. The Board may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Any such committee, to the extent permitted by applicable law and to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

SECTION 4.2 Procedure; Meetings; Quorum. Any committee designated pursuant to Section 4.1 shall choose its own chairman in the event the chairman has not been selected by the Board by a majority vote of the members then in attendance at a meeting of the committee so long as a quorum is present, shall keep regular minutes of its proceedings, and shall meet at such times and at such place or places as may be provided by the charter of such committee or by resolution of such committee or resolution of the Board. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum and the affirmative vote of a majority of the members present at a meeting where a quorum is present shall be necessary for the adoption by it of any resolution. The Board shall adopt a charter for each committee for which a charter is required by applicable laws, regulations or stock exchange rules, may adopt a charter for any other committee, and may adopt other rules and regulations for the governance of any committee not inconsistent with the provisions of these Bylaws or any such charter, and each committee may adopt its own rules and regulations of governance, to the extent not inconsistent with these Bylaws or any charter or other rules and regulations adopted by the Board.

SECTION 4.3 Substitution of Members. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of the absent or disqualified member.

ARTICLE V

OFFICERS

SECTION 5.1 Officers. The Board shall elect the officers of the Corporation, which shall include a Chairman of the Board, a Chief Executive Officer, a President, Executive Vice Presidents, Senior Vice Presidents, a Secretary, a Treasurer and such other officers as the Board from time to time may deem proper. The Chairman of the Board shall be chosen from among the directors. All officers elected by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article V. Such officers shall also have such powers and duties as from time to time may be conferred by the Board or by any committee thereof or, with respect to any Executive Vice President, Senior Vice President, Treasurer or Secretary, by the Chairman of the Board, Chief Executive Officer or President, if any. The Board or any committee thereof may from time to time elect, or the Chairman of the Board, Chief Executive Officer or President, if any, may appoint, such other officers (including a Chief Financial Officer, Chief Operating Officer and one or more Senior Vice Presidents, Assistant Secretaries and Assistant Treasurers) and such agents, as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in these Bylaws or as may be prescribed by the Board or such committee thereof or by the Chairman of the Board, Chief Executive Officer or President, as the case may be. Any number of offices may be held by the same person.

SECTION 5.2 Election and Term of Office. Each officer shall hold office until his successor shall have been duly elected or appointed and shall have qualified or until his death or until he shall resign, but any officer may be removed from office at any time by the affirmative vote of a majority of the Board or, except in the case of an officer or agent elected by the Board, by the Chairman of the Board, Chief Executive Officer or President, if any. Such removal shall be without prejudice to the contractual rights, if any, of the person so removed. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of his successor, his death, his resignation or his removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan.

SECTION 5.3 Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board. The Chairman of the Board shall be responsible for the general management of the affairs of the Corporation and shall perform all duties incidental to his office that may be required by law and all such other duties as are properly required of him by the Board. He shall make reports to the Board and shall see that all orders and resolutions of the Board and of any committee thereof are carried into effect. The Chairman of the Board may also serve as Chief Executive Officer, if so elected by the Board.

SECTION 5.4 Chief Executive Officer. The Chief Executive Officer shall act in a general executive capacity and shall assist the Chairman of the Board in the administration and operation of the Corporation’s business and general supervision of its policies and affairs. The Chief Executive Officer shall, in the absence of or because of the inability to act of the Chairman of the Board, perform all duties of the Chairman of the Board and, if the Chief Executive Officer is also a director, preside at all meetings of the Board. The Chief Executive Officer shall have the authority to sign, in the name and on behalf of the Corporation, checks, orders, contracts, leases, notes, drafts and all other documents and instruments in connection with the business of the Corporation.

SECTION 5.5 President. The President, if any, shall have such powers and shall perform such duties as shall be assigned to him by the Board. In the absence (or inability or refusal to act) of the Chairman of the Board and Chief Executive Officer, the President (if any and if he or she shall be a director) shall preside when present at all meetings of the Board.

SECTION 5.6 Executive Vice Presidents and Senior Vice Presidents. Each Executive Vice President and Senior Vice President, if any, shall have such powers and shall perform such duties as shall be assigned to him by the Board or the Chairman of the Board, the Chief Executive Officer or the President, if any.

SECTION 5.7 Treasurer. The Treasurer, if any, shall exercise general supervision over the receipt, custody and disbursement of corporate funds. He shall have such further powers and duties and shall be subject to such directions as may be granted or imposed upon him from time to time by the Board, the Chairman of the Board, the Chief Executive Officer or the President, if any.

SECTION 5.8 Secretary. The Secretary, if any, shall keep or cause to be kept in one or more books provided for that purpose, the minutes of all meetings of the Board, the committees of the Board and the stockholders; he shall see that all notices are duly given in accordance with the provisions of these Bylaws and as required by applicable law; he shall be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal; and he shall see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and in general, he shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board, the Chairman of the Board, the Chief Executive Officer or the President, if any.

SECTION 5.9 Vacancies. A newly created elected office and a vacancy in any elected office because of death, resignation or removal may be filled by the Board for the unexpired portion of the term at any meeting of the Board. Any vacancy in an office appointed by the Chairman of the Board, the Chief Executive Officer or the President, if any, because of death, resignation or removal may also be filled by the Chairman of the Board, the Chief Executive Officer or the President, if any.

SECTION 5.10 Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board, the Chief Executive Officer or any officer authorized by the Chairman of the Board, the Chief Executive Officer or the President, shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of security holders of or with respect to any action of security holders of any other corporation or entity in which the Corporation may hold securities and otherwise to exercise any and all rights and powers that the Corporation may possess by reason of its ownership of securities in such other corporation.

SECTION 5.11 Delegation. The Board may from time to time delegate the powers and duties of any officer to any other officer or agent, notwithstanding any provision hereof.

ARTICLE VI

STOCK CERTIFICATES AND TRANSFERS

SECTION 6.1 Stock Certificates and Transfers. The shares of the Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock may be uncertificated shares. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by any two authorized officers of the Corporation, certifying the number of shares owned by such holder in the Corporation. Any or all the signatures on the certificate may be a facsimile. The shares of the stock of the Corporation shall be entered in the books of the Corporation as they are issued and shall exhibit the holder’s name and number of shares. Subject to the provisions of the Certificate of Incorporation, the shares of the stock of the Corporation shall be transferred on the books of the Corporation, which may be maintained by a third-party registrar or transfer agent, by the holder thereof in person or by his attorney, upon surrender for cancellation of certificates for at least the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require or upon receipt of proper transfer instructions from the registered holder of uncertificated shares and upon compliance with appropriate procedures for transferring shares in uncertificated form, at which time the Corporation shall issue a new certificate to the person entitled thereto (if the stock is then represented by certificates), cancel the old certificate and record the transaction upon its books.

Each certificated share of stock shall be signed, countersigned and registered in the manner required by law. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

SECTION 6.2 Lost, Stolen or Destroyed Certificates. No certificate for shares or uncertificated shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board or any financial officer may in its or his discretion require.

SECTION 6.3 Ownership of Shares. The Corporation shall be entitled to treat the holder of record of any share or shares of stock of the Corporation as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by the laws of the State of Delaware.

SECTION 6.4 Regulations Regarding Certificates. The Board shall have the power and authority to make all such rules and regulations concerning the issue, transfer and registration or the replacement of certificates for shares of stock of the Corporation. The Corporation may enter into additional agreements with stockholders to restrict the transfer of stock of the Corporation in any manner not prohibited by the DGCL.

ARTICLE VII

MISCELLANEOUS PROVISIONS

SECTION 7.1 Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January and end on the 31st day of December of each year.

SECTION 7.2 Dividends. Except as otherwise provided by law or the Certificate of Incorporation, the Board may from time to time declare, and the Corporation may pay, dividends on its outstanding shares of stock, which dividends may be paid in either cash, property or shares of stock of the Corporation. A member of the Board, or a member of any committee designated by the Board, shall be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board, or by any other person as to matters the director reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, as to the value and amount of the assets, liabilities or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

SECTION 7.3 Seal. If the Board determines that the Corporation shall have a corporate seal, the corporate seal shall have inscribed thereon the words “Corporate Seal,” the year of incorporation and the words “Charah Solutions, Inc. — Delaware.”

SECTION 7.4 Waiver of Notice. Whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of the DGCL, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, including by electronic transmission, signed or given by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or the Board or committee thereof need be specified in any waiver of notice of such meeting. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 7.5 Resignations. Any director or any officer, whether elected or appointed, may resign at any time by giving written notice, including by electronic transmission, of such resignation to the Chairman of the Board, the Chief Executive Officer, the President (if any) or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chairman of the Board, the Chief Executive Officer, the President or the Secretary, or at such later time as is specified therein. No formal action shall be required of the Board or the stockholders to make any such resignation effective.

SECTION 7.6 Indemnification and Advancement of Expenses.

(A) The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (a “Covered Person”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, trustee, employee or agent, or in any other capacity while serving as a director, officer, trustee, employee or agent, against all expenses, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by such Covered Person in connection with such proceeding.

(B) The Corporation shall, to the fullest extent not prohibited by applicable law as it presently exists or may hereafter be amended, pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition; provided, however, that to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined by final judicial decision from which there is no further right to appeal (hereinafter, a “final adjudication”) that the Covered Person is not entitled to be indemnified under this Section 7.6 or otherwise.

(C) The rights to indemnification and advancement of expenses under this Section 7.6 shall be contract rights and such rights shall continue as to a Covered Person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of his heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 7.6, except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to a Covered Person in connection with a proceeding (or part thereof) initiated by such Covered Person only if such proceeding (or part thereof) was authorized by the Board.

(D) If a claim for indemnification under this Section 7.6 (following the final disposition of such proceeding) is not paid in full within 60 days after the Corporation has received a claim therefor by the Covered Person, or if a claim for any advancement of expenses under this Section 7.6 is not paid in full within 30 days after the Corporation has received a statement or statements requesting such amounts to be advanced, the Covered Person shall thereupon (but not before) be entitled to file suit to recover the unpaid amount of such claim. If successful in whole or in part, the Covered Person shall be entitled to be paid the expense of prosecuting such claim, or a claim brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, to the fullest extent permitted by applicable law. In any such action, the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law. In (1) any suit brought by a Covered Person to enforce a right to indemnification hereunder (but not in a suit brought by a Covered Person to enforce a right to an advancement of expenses) it shall be a defense that, and (2) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the Covered Person has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Covered Person is proper in the circumstances because the Covered Person has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) that the Covered Person has not met such applicable standard of conduct, shall create a presumption that the Covered Person has not met the applicable standard of conduct or, in the case of such a suit brought by the Covered Person, be a defense to such suit. In any suit brought by the Covered Person to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Covered Person is not entitled to be indemnified, or to such advancement of expenses, under this Section 7.6 or otherwise shall be on the Corporation.

(E) The rights conferred on any Covered Person by this Section 7.6 shall not be exclusive of any other rights that such Covered Person may have or hereafter acquire under any statute, any provision of the Certificate of Incorporation, these Bylaws, any agreement or vote of stockholders or disinterested directors or otherwise.

(F) This Section 7.6 shall not limit the right of the Corporation, to the extent and in the manner permitted by applicable law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

(G) Any Covered Person entitled to indemnification and/or advancement of expenses, in each case pursuant to this Section 7.6, may have certain rights to indemnification, advancement and/or insurance provided by one or more persons with whom or which such Covered Person may be associated (including, without limitation, the Sponsor). The Corporation hereby acknowledges and agrees that (1) the Corporation shall be the indemnitor of first resort with respect to any proceeding, expense, liability or matter that is the subject of this Section 7.6, (2) the Corporation shall be primarily liable for all such obligations and any indemnification afforded to a Covered Person in respect of a proceeding, expense, liability or matter that is the subject of this Section 7.6, whether created by law, organizational or constituent documents, contract or otherwise, (3) any obligation of any persons with whom or which a Covered Person may be associated (including, without limitation, the Sponsor) to indemnify such Covered Person and/or advance expenses or liabilities to such Covered Person in respect of any proceeding shall be secondary to the obligations of the Corporation hereunder, (4) the Corporation shall be required to indemnify each Covered Person and advance expenses to each Covered Person hereunder to the fullest extent provided herein without regard to any rights such Covered Person may have against any other person with whom or which such Covered Person may be associated (including, without limitation, the Sponsor) or insurer of any such person, and (5) the Corporation irrevocably waives, relinquishes and releases any other person with whom or which a Covered Person may be associated (including, without limitation, the Sponsor) from any claim of contribution, subrogation or any other recovery of any kind in respect of amounts paid by the Corporation hereunder.

(H) The Corporation may maintain insurance, at its expense, to protect itself and any person who is or was serving as a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

SECTION 7.7 Facsimile and Electronic Signatures. In addition to the provisions for use of facsimile or electronic signatures elsewhere specifically authorized in these Bylaws, facsimile or electronic signatures of any officer or officers of the Corporation may be used.

SECTION 7.8 Reliance Upon Books, Reports and Records. Each director, each member of any committee designated by the Board and each officer of the Corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the records of the

Corporation and upon information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees designated by the Board, or by any other person as to the matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

ARTICLE VIII

AMENDMENTS

SECTION 8.1 Amendments. In furtherance of, and not in limitation of, the powers conferred by the laws of the State of Delaware, the Board is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that where an amendment to the Bylaws of the Corporation is to be acted upon at a special meeting of directors, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such special meeting. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board shall require the approval of a majority of the Whole Board. Stockholders shall also have the power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by the Certificate of Incorporation, the Bylaws of the Corporation may be adopted, altered, amended or repealed by the stockholders of the Corporation only (A) prior to the Trigger Date, by the affirmative vote of holders of not less than 50% in voting power of the outstanding shares of stock entitled to vote thereon, voting together as a single class, or (B) on and after the Trigger Date by the affirmative vote of holders of not less than 66 2/3% in voting power of the outstanding shares of stock entitled to vote thereon, voting together as a single class. No Bylaws hereafter made or adopted, nor any repeal of or amendment thereto, shall invalidate any prior act of the Board that was valid at the time it was taken. So long as the Stockholders’ Agreement remains in effect, the Board shall not approve any amendment, alteration or repeal of any provision of these Bylaws, or the adoption of any new Bylaw, that would be contrary to or inconsistent with the then-applicable terms of the Stockholders’ Agreement.

Notwithstanding the foregoing, (1) no amendment to the Stockholders’ Agreement (whether or not such amendment modifies any provision of the Stockholders’ Agreement to which these Bylaws are subject) shall be deemed an amendment of these Bylaws for purposes of this Section 8.1, and (2) no amendment, alteration or repeal of Section 7.6 shall adversely affect any right or protection existing under these Bylaws immediately prior to such amendment, alteration or repeal, including any right or protection of a present or former director, officer or employee thereunder in respect of any act or omission occurring prior to the time of such amendment.

Exhibit C

Form of Certificate of Merger

See attached.

CERTIFICATE OF MERGER

MERGING

CHARAH BLOCKER, LLC

a Delaware limited liability company

AND

CHARAH SOLUTIONS MERGER SUB II, LLC

a Delaware limited liability company

Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Company Act, the undersigned limited liability company executed the following Certificate of Merger as of June 15, 2018:

FIRST: The name of the surviving limited liability company is Charah Blocker, LLC (“Charah”). The jurisdiction of formation of Charah is the State of Delaware.

SECOND: The name of the limited liability company being merged into the surviving limited liability company is Charah Solutions Merger Sub II, LLC (“Merger Sub II”). The jurisdiction of formation of Merger Sub II is the State of Delaware.

THIRD: The Master Reorganization Agreement, dated as of the day hereof, by and among Charah, Charah Solutions, Inc., a Delaware corporation and the other parties listed thereto (the “MRA”), setting forth the terms and conditions for the agreement and plan of merger of Merger Sub II with and into Charah, has been approved, adopted, certified, executed and acknowledged by each of the constituent limited liability companies.

FOURTH: The MRA is on file at the place of business of the surviving limited liability company located at:

Charah Blocker, LLC

c/o Bernhard Capital Partners

400 Convention Street, Suite 1010

Baton Rouge, Louisiana 70802

Facsimile: (225) 454-6957

FIFTH: The merger is to be effective as of June 15, 2018.

SIXTH: A copy of the MRA will be furnished by Charah on request, without cost, to any member of any domestic limited liability company or any person holding an interest in any other business entity which is to merge or consolidate in connection with the merger hereto.

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IN WITNESS WHEREOF, said surviving limited liability company has caused this Certificate of Merger to be executed as of the date first set forth above.

CHARAH BLOCKER, LLC

By:
Name:
Title:

Signature Page to the Certificate of Merger

Exhibit D

Form of PubCo Registration Rights Agreement

See attached.

Execution Version

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of June 18, 2018, by and among Charah Solutions, Inc., a Delaware corporation (the “Company”), and each of the other parties listed on the signature pages hereto (the “Initial Holders” and, together with the Company, the “Parties”).

WHEREAS, in connection with, and in consideration of, the transactions contemplated by the Company’s Registration Statement on Form S-1 (File No. 333-225051), the Initial Holders have requested, and the Company has agreed to provide, registration rights with respect to the Registrable Securities (as hereinafter defined) as set forth in this Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party hereto, the Parties hereby agree as follows:

1. Definitions. As used in this Agreement, the following terms have the meanings indicated:

“Affiliate” of any specified Person means any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified Person. For purposes of this definition, “control” of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. For the avoidance of doubt, for purposes of this Agreement, the Company and the Initial Holders shall not be considered Affiliates of each other.

“Agreement” has the meaning set forth in the preamble.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined under Rule 405.

“BCP” means collectively, the (i) affiliates (including Charah Holdings, LP, a Delaware limited partnership) of and (ii) investment funds affiliated with or managed by, in each case, Bernhard Capital Partners Management, LP.

“Blackout Period” has the meaning set forth in Section 3(o).

“Board” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday, any federal holiday or any other day on which banking institutions in the State of New York are authorized or required to be closed by law or governmental action.

“CEP Holdings” means CEP Holdings, Inc.

“CEP Requested Underwritten Offering” has the meaning set forth in Section 2(b)(ii).

“Commission” means the Securities and Exchange Commission or any other federal agency then administering the Securities Act or Exchange Act.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Company” has the meaning set forth in the preamble.

“Company Securities” means any equity interest of any class or series in the Company.

“Demand Holder” means BCP and any transferee permitted pursuant to Section 8(e) that is designated by BCP as a “Demand Holder.”

“Demand Notice” has the meaning set forth in Section 2(a)(i).

“Demand Registration” has the meaning set forth in Section 2(a)(i).

“Effective Date” means the time and date that a Registration Statement is first declared effective by the Commission or otherwise becomes effective.

“Effectiveness Period” has the meaning set forth in Section 2(a)(ii).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Holder” means (i) each Initial Holder unless and until such Initial Holder ceases to hold any Registrable Securities and (ii) any holder of Registrable Securities to whom registration rights conferred by this Agreement have been transferred in compliance with Section 8(e) hereof; provided, that any Person referenced in clause (ii) shall be a Holder only if such Person agrees in writing to be bound by and subject to the terms set forth in this Agreement.

“Holder Indemnified Persons” has the meaning set forth in Section 6(a).

“Holder Restricted Period” has the meaning set forth in Section 3(q).

“Initial Holders” has the meaning set forth in the preamble.

“Initiating Demand Holder” means the Demand Holder upon delivering the Demand Notice or the Underwritten Offering Notice, as applicable.

“Restricted Period” has the meaning set forth in the underwriting agreement entered into by the Company in connection with the initial underwritten public offering of shares of Common Stock.

“Losses” has the meaning set forth in Section 6(a).

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“Parties” has the meaning set forth in the preamble.

“Person” means an individual, corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, estate, trust, government (or an agency or subdivision thereof) or other entity of any kind.

“Piggyback Registration” has the meaning set forth in Section 2(c)(i).

“Piggyback Registration Notice” has the meaning set forth in Section 2(c)(i).

“Piggyback Registration Request” has the meaning set forth in Section 2(c)(i).

“Proceeding” means any action, claim, suit, proceeding or investigation (including a preliminary investigation or partial proceeding, such as a deposition) pending or, to the knowledge of the Company, to be threatened.

“Prospectus” means the prospectus included in a Registration Statement (including a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A, Rule 430B or Rule 430C promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means the Shares; provided, however, that Registrable Securities shall not include: (i) any Shares that have been registered under the Securities Act and disposed of pursuant to an effective Registration Statement or otherwise transferred to a Person that is not entitled to the registration and other rights hereunder; (ii) any Shares that have been sold or transferred by the Holder thereof pursuant to Rule 144 (or any similar provision then in force under the Securities Act) and the transferee thereof does not receive “restricted securities” as defined in Rule 144; (iii) any Shares that cease to be outstanding (whether as a result of repurchase and cancellation, conversion or otherwise); and (iv) any Shares that are eligible for resale without restriction (including any limitation thereunder on volume or manner of sale) and without the need for current public information pursuant to any section of Rule 144 (or any similar provision then in effect) under the Securities Act, unless such Registrable Securities are held by a Holder that beneficially owns Shares representing 5% or more of the aggregate voting power of shares of Common Stock eligible to vote in the election of directors of the Company.

“Registration Expenses” has the meaning set forth in Section 5.

“Registration Statement” means a registration statement of the Company in the form required to register under the Securities Act and other applicable law the resale of the Registrable Securities in accordance with the intended plan of distribution of each Holder of Registrable Securities included therein (for the avoidance of doubt, including a Registration Statement on Form S-1 and a Registration Statement on Form S-3), and including any Prospectus, amendments and supplements to each such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

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“Requested Underwritten Offering” has the meaning set forth in Section 2(b).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act.

“Rule 405” means Rule 405 promulgated by the Commission pursuant to the Securities Act.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (except as set forth in Section 5).

“Shares” means (i) the shares of Common Stock held by the Holders as of the date hereof, and (ii) any other equity interests of the Company or equity interests in any successor of the Company issued in respect of such shares by reason of or in connection with any stock dividend, stock split, combination, reorganization, recapitalization, conversion to another type of entity or similar event involving a change in the capital structure of the Company. For purposes of this Agreement, a Person shall be deemed to hold Shares, and such Shares shall be deemed to be in existence, whenever such Person has the right to acquire such Shares (upon conversion, exchange or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right other than vesting), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Shares.

“Shelf Registration Statement” means a Registration Statement of the Company filed with the Commission on Form S-3 (or any successor form or other appropriate form under the Securities Act) for an offering to be made on a continuous or delayed basis pursuant to Rule 415 (or any similar rule that may be adopted by the Commission) covering the Registrable Securities, as applicable.

“Suspension Period” has the meaning set forth in Section 8(b).

“Trading Market” means the principal national securities exchange on which Registrable Securities are listed.

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“Underwritten Offering” means an underwritten offering of Common Stock for cash (whether a Requested Underwritten Offering, a CEP Requested Underwritten Offering, or in connection with a public offering of Common Stock by the Company, stockholders or both), excluding an offering relating solely to an employee benefit plan, an offering relating to a transaction on Form S-4 or S-8 or an offering on any registration statement form that does not permit secondary sales.

“Underwritten Offering Notice” has the meaning set forth in Section 2(b).

“Underwritten Offering Piggyback Notice” has the meaning set forth in Section 2(c)(ii).

“Underwritten Offering Piggyback Request” has the meaning set forth in Section 2(c)(ii).

“Underwritten Piggyback Offering” has the meaning set forth in Section 2(c)(ii).

“WKSI” means a “well known seasoned issuer” as defined under Rule 405.

Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms; (b) references to Sections refer to Sections of this Agreement; (c) the terms “include,” “includes,” “including” and words of like import shall be deemed to be followed by the words “without limitation”; (d) the terms “hereof,” “hereto,” “herein” or “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement; (e) unless the context otherwise requires, the term “or” is not exclusive and shall have the inclusive meaning of “and/or”; (f) defined terms herein will apply equally to both the singular and plural forms and derivative forms of defined terms will have correlative meanings; (g) references to any law or statute shall include all rules and regulations promulgated thereunder, and references to any law or statute shall be construed as including any legal and statutory provisions consolidating, amending, succeeding or replacing the applicable law or statute; (h) references to any Person include such Person’s successors and permitted assigns; and (i) references to “days” are to calendar days unless otherwise indicated.

2. Registration.

(a) Demand Registration.

(i) At any time after the expiration or early termination of the Restricted Period, the Demand Holder shall have the option and right, exercisable by delivering a written notice to the Company (a “Demand Notice”), to require the Company to, pursuant to the terms of and subject to the limitations contained in this Agreement, prepare and file with the Commission a Registration Statement registering the offering and sale of the number and type of Registrable Securities on the terms and conditions specified in the Demand Notice, which may include sales on a delayed or continuous basis pursuant to Rule 415 pursuant to a Shelf Registration Statement (a “Demand Registration”). The Demand Notice must set forth the number of Registrable Securities that the Initiating Demand Holder intends to include in such Demand Registration and the intended methods of disposition thereof.

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(ii) Within ten Business Days after the receipt of the Demand Notice (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, within forty-five days thereof), the Company shall, subject to the limitations of this Section 2(a), file a Registration Statement in accordance with the terms and conditions of the Demand Notice. The Company shall use all commercially reasonable efforts to cause any such Registration Statement to become and remain effective under the Securities Act until all Registrable Securities covered by such Registration Statement have been sold (the “Effectiveness Period”).

(iii) A Demand Holder may withdraw all or any portion of its Registrable Securities included in a Demand Registration from such Demand Registration at any time prior to the effectiveness of the applicable Registration Statement.

(iv) The Company may include in any such Demand Registration other Company Securities for sale for its own account or for the account of any other Person, subject to Section 2(c)(iii).

(v) Subject to the limitations contained in this Agreement, the Company shall effect any Demand Registration on such appropriate registration form of the Commission (A) as shall be selected by the Company and (B) as shall permit the disposition of the Registrable Securities in accordance with the intended method or methods of disposition specified in the Demand Notice; provided, that if the Company becomes, and is at the time of its receipt of a Demand Notice, a WKSI, the Demand Registration for any offering and selling of Registrable Securities shall be effected pursuant to an Automatic Shelf Registration Statement, which shall be on Form S-3 or any equivalent or successor form under the Securities Act (if available to the Company). If at any time a Registration Statement on Form S-3 is effective and a the Initiating Demand Holder provides written notice to the Company that it intends to effect an offering of all or part of the Registrable Securities included on such Registration Statement, the Company will amend or supplement such Registration Statement as may be necessary in order to enable such offering to take place.

(vi) Without limiting Section 3, in connection with any Demand Registration pursuant to and in accordance with this Section 2(a), the Company shall (A) promptly prepare and file or cause to be prepared and filed (1) such additional forms, amendments, supplements, prospectuses, certificates, letters, opinions and other documents, as may be necessary or advisable to register or qualify the securities subject to such Demand Registration, including under the securities laws of such jurisdictions as the Demand Holders shall reasonably request; provided, however, that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would become subject to general service of process or to taxation or qualification to do business in such jurisdiction solely as a result of registration and (2) such forms, amendments, supplements, prospectuses, certificates, letters, opinions and other documents as may be necessary to apply for listing or to list the Registrable Securities subject to such Demand Registration on the Trading Market and (B) do any and all other acts and things that may be reasonably necessary or appropriate or reasonably requested by the Demand Holders to enable the Demand Holders to consummate a public sale of such Registrable Securities in accordance with the intended timing and method or methods of distribution thereof.

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(vii) In the event a Demand Holder transfers Registrable Securities included on a Registration Statement and such Registrable Securities remain Registrable Securities following such transfer, at the request of such Demand Holder, the Company shall amend or supplement such Registration Statement as may be necessary in order to enable such transferee to offer and sell such Registrable Securities pursuant to such Registration Statement; provided, that in no event shall the Company be required to file a post-effective amendment to the Registration Statement unless (A) such Registration Statement includes only Registrable Securities held by the Demand Holder, Affiliates of the Demand Holder or transferees of the Demand Holder or (B) the Company has received written consent therefor from a Person for whom Registrable Securities have been registered on (but not yet sold under) such Registration Statement, other than the Demand Holder, Affiliates of the Demand Holder or transferees of the Demand Holder.

(b) Requested Underwritten Offering.

(i) Any Demand Holder then able to effectuate a Demand Registration pursuant to the terms of Section 2(a), shall have the option and right, exercisable by delivering written notice to the Company of its intention to distribute Registrable Securities by means of an Underwritten Offering (an “Underwritten Offering Notice”), to require the Company, pursuant to the terms of and subject to the limitations of this Agreement, to effectuate a distribution of any or all of its Registrable Securities by means of an Underwritten Offering pursuant to a new Demand Registration or pursuant to an effective Registration Statement covering such Registrable Securities (a “Requested Underwritten Offering”). The Underwritten Offering Notice must set forth the number of Registrable Securities that the Initiating Demand Holder intends to include in such Requested Underwritten Offering. The managing underwriter or managing underwriters of a Requested Underwritten Offering shall be designated by the Initiating Demand Holder.

(ii) CEP Holdings shall have the option and right, exercisable only once, by delivering an Underwritten Offering Notice, to require the Company, pursuant to the terms of and subject to the limitations of this Agreement, to effectuate a distribution of any or all of its Registrable Securities by means of an Underwritten Offering pursuant to an effective Registration Statement covering such Registrable Securities (a “CEP Requested Underwritten Offering”); The Underwritten Offering Notice must set forth the number of Registrable Securities that CEP Holdings intends to include in such CEP Requested Underwritten Offering. The managing underwriter or managing underwriters of a CEP Requested Underwritten Offering shall be designated by the Company. CEP Holdings’ rights pursuant to this Section 2(b)(ii) shall terminate upon the successful completion of a CEP Requested Underwritten Offering.

(c) Piggyback Registration and Piggyback Underwritten Offering.

(i) If the Company shall at any time propose to file (i) a Registration Statement under the Securities Act or (ii) a Prospectus supplement to an effective Registration Statement for an offering to which Demand Holders may be included without the filing of a post-effective amendment to the Registration Statement to which such Prospectus supplement relates, in each case, with respect to an offering of Company Securities (other than a Registration Statement on Form S-4, Form S-8 or any successor forms thereto or filed solely in connection

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with an exchange offer or any employee benefit or dividend reinvestment plan), then the Company shall promptly notify all Demand Holders of such proposal reasonably in advance of (and in any event at least five Business Days before) the anticipated filing date (the “Piggyback Registration Notice”). The Piggyback Registration Notice shall offer Demand Holders the opportunity to include for registration in such Registration Statement or Prospectus supplement the number of Registrable Securities as they may request in writing (a “Piggyback Registration”). The Company shall use commercially reasonable efforts to include in each such Piggyback Registration such Registrable Securities for which the Company has received written requests for inclusion therein (“Piggyback Registration Request”) within three Business Days after sending the Piggyback Registration Notice. Each Demand Holder shall be permitted to withdraw all or part of such Demand Holder’s Registrable Securities from a Piggyback Registration by giving written notice to the Company of its request to withdraw; provided, that (A) such request must be made in writing prior to the effectiveness of such Registration Statement and (B) such withdrawal shall be irrevocable and, after making such withdrawal, a Demand Holder shall no longer have any right to include Registrable Securities in the Piggyback Registration as to which such withdrawal was made. Any withdrawing Demand Holder shall continue to have the right to include any Registrable Securities in any subsequent Registration Statement or Registration Statements as may be filed by the Company with respect to offerings of Company Securities, all upon the terms and conditions set forth herein.

(ii) If the Company shall at any time propose to conduct an Underwritten Offering, whether or not for its own account, then the Company shall promptly notify all Demand Holders of such proposal reasonably in advance of (and in any event at least five Business Days before or two Business Days before in connection with a “bought deal” or overnight Underwritten Offering) the commencement of the Underwritten Offering, which notice shall set forth the principal terms and conditions of the issuance, including the proposed offering price (or range of offering prices), the anticipated filing date of the related Registration Statement (if applicable) and the number of shares of Common Stock that are proposed to be registered (the “Underwritten Offering Piggyback Notice”). Receipt of any Underwritten Offering Piggyback Notice provided to any Demand Holder pursuant to this Section 2(c)(ii) shall be kept confidential by each such Demand Holder until such proposed Underwritten Offering is (i) publicly announced or (ii) such Demand Holder receives notice that such proposed Underwritten Offering has been abandoned, which notice shall be provided promptly by the Company to each Demand Holder. The Underwritten Offering Piggyback Notice shall offer Demand Holders the opportunity to include in such Underwritten Offering (and any related registration, if applicable) the number of Registrable Securities as they may request in writing (an “Underwritten Piggyback Offering”); provided, however, that in the event that the Company proposes to effectuate the subject Underwritten Offering pursuant to an effective Shelf Registration Statement of the Company other than an Automatic Shelf Registration Statement, only Registrable Securities of Demand Holders that are subject to an effective Shelf Registration Statement may be included in such Underwritten Piggyback Offering. The Company shall use commercially reasonable efforts to include in each such Underwritten Piggyback Offering such Registrable Securities for which the Company has received written requests for inclusion therein (“Underwritten Offering Piggyback Request”) within three Business Days after sending the Underwritten Offering Piggyback Notice (or one Business Day in connection with a “bought deal” or overnight Underwritten Offering). Notwithstanding anything to the contrary in this Section 2(c)(ii), if the Underwritten Offering pursuant to this Section 2(c)(ii) is a “bought deal”

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or overnight Underwritten Offering and the managing underwriter advises the Company that the giving of notice pursuant to this Section 2(c)(ii) would materially adversely affect the Underwritten Offering, no such notice shall be required. Each Demand Holder shall be permitted to withdraw all or part of such Demand Holder’s Registrable Securities from an Underwritten Piggyback Offering at any time prior to the applicable offering, and such Demand Holder shall continue to have the right to include any Registrable Securities in any subsequent Underwritten Offerings, all upon the terms and conditions set forth herein.

(iii) If the managing underwriter or managing underwriters of an Underwritten Offering advise the Company, the Demand Holders, and, in the case of a CEP Requested Underwritten Offering, CEP Holdings, in writing that in their reasonable opinion the inclusion of all of the Holders’ Registrable Securities requested for inclusion in the subject Underwritten Offering (and any related registration, if applicable) (and any other Common Stock proposed to be included in such offering) exceeds the number that can be included without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, the Company shall include in such Underwritten Offering (and any related registration, if applicable) only that number of shares of Common Stock proposed to be included in such Underwritten Offering (and any related registration, if applicable) that, in the reasonable opinion of the managing underwriter or managing underwriters, will not have such adverse effect, with such number to be allocated as follows: (A) in the case of a Requested Underwritten Offering, (x) first pro rata among all Demand Holders that have requested to include Registrable Securities in such Requested Underwritten Offering based on the relative number of Registrable Securities then held by each such Demand Holder and, (y) second to the Company; (B) in the case of a CEP Requested Underwritten Offering, (x) first pro rata among all Demand Holders that have requested to include Registrable Securities and CEP Holdings based on the relative number of Registrable Securities then held by each such Holder and, (y) second to the Company; and (C) in the case of any other Underwritten Offerings, (x) first, to the Company, (y) second, if there remains availability for additional shares of Common Stock to be included in such Underwritten Offering, pro rata among all Holders desiring to include Registrable Securities in such Underwritten Offering based on the relative number of Registrable Securities then held by each such Holder, and (z) third, if there remains availability for additional shares of Common Stock to be included in such registration, pro rata among any other holders entitled to participate in such Underwritten Offering, if applicable, based on the relative number of Common Stock then held by each such holder. If any Demand Holder disapproves of the terms of any such Underwritten Offering, or if CEP Holdings disapproves of the terms of any CEP Requested Underwritten Offering, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter(s) delivered on or prior to the time of the commencement of such offering. Any Registrable Securities withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(iv) The Company shall have the right, at any time after giving the Piggyback Registration Notice and prior to the Effective Date of the applicable Registration Statement, to terminate or withdraw any registration initiated by it under this Section 2(c) at any time in its sole discretion, whether or not any Demand Holder has elected to include Registrable Securities in such Registration Statement, by giving written notice of such termination or withdrawal to each Demand Holder. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 4 hereof.

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3. Registration and Underwritten Offering Procedures.

The procedures to be followed by the Company and each Holder electing to sell Registrable Securities in a Registration Statement pursuant to this Agreement, and the respective rights and obligations of the Company and such Holders, with respect to the preparation, filing and effectiveness of such Registration Statement and the effectuation of any Underwritten Offering, are as follows:

(a) In connection with a Demand Registration, the Company will, at least three Business Days prior to the anticipated filing of the Registration Statement and any related Prospectus or any amendment or supplement thereto (other than, after effectiveness of the Registration Statement, any filing made under the Exchange Act that is incorporated by reference into the Registration Statement), (i) furnish to such Demand Holders copies of all such documents prior to filing and (ii) use commercially reasonable efforts to address in each such document when so filed with the Commission such comments as such Demand Holders reasonably shall propose prior to the filing thereof.

(b) In connection with a Piggyback Registration, Underwritten Piggyback Offering or a Requested Underwritten Offering, the Company will, at least three Business Days prior to (or two Business Days in connection with a “bought deal” or overnight Underwritten Offering) the anticipated filing of any initial Registration Statement that identifies the Demand Holders and any related Prospectus or any amendment or supplement thereto (other than amendments and supplements that do not materially alter the previous disclosure or do nothing more than name Demand Holders and provide information with respect thereto), as applicable, (i) furnish to such Demand Holders copies of any such Registration Statement or related Prospectus or amendment or supplement thereto that identify the Demand Holders and any related Prospectus or any amendment or supplement thereto (other than amendments and supplements that do not materially alter the previous disclosure or do nothing more than name Demand Holders and provide information with respect thereto) prior to filing and (ii) use commercially reasonable efforts to address in each such document when so filed with the Commission such comments as such Demand Holders reasonably shall propose prior to the filing thereof.

(c) The Company will use commercially reasonable efforts to as promptly as reasonably practicable (i) prepare and file with the Commission such amendments, including post-effective amendments, and supplements to each Registration Statement and the Prospectus used in connection therewith as may be necessary under applicable law to keep such Registration Statement continuously effective with respect to the disposition of all Registrable Securities covered thereby for its Effectiveness Period and, subject to the limitations contained in this Agreement, prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities held by the Holders; (ii) cause the related Prospectus to be amended or supplemented by any required prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; and (iii) respond to any comments received from the Commission with respect to each Registration Statement or any amendment thereto and, as promptly as reasonably practicable provide such Holders true and complete copies of all correspondence from and to the Commission relating to such Registration Statement that pertains to such Holders as selling stockholders but not any comments that would result in the disclosure to such Holders of material and non-public information concerning the Company.

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(d) The Company will comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the Registration Statements and the disposition of all Registrable Securities covered by each Registration Statement.

(e) The Company will notify such Holders that are included in a Registration Statement as promptly as reasonably practicable: (i) (A) when a Prospectus or any prospectus supplement or post-effective amendment to a Registration Statement in which such Holder is included has been filed; (B) when the Commission notifies the Company whether there will be a “review” of the applicable Registration Statement and whenever the Commission comments in writing on such Registration Statement (in which case the Company shall provide true and complete copies thereof and all written responses thereto to each of such Holders that pertain to such Holders as selling stockholders); and (C) with respect to each applicable Registration Statement or any post-effective amendment thereto, when the same has been declared effective; (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to such Registration Statement or Prospectus or for additional information that pertains to such Holders as sellers of Registrable Securities; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event or passage of time that makes any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or in the case of such Prospectus, it will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided, however, that no notice by the Company shall be required pursuant to this clause (v) in the event that the Company either promptly files a Prospectus supplement to update the Prospectus or a Form 8-K or other appropriate Exchange Act report that is incorporated by reference into the Registration Statement, which in either case, contains the requisite information that results in such Registration Statement no longer containing any untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading or such Prospectus no longer including any untrue statement of material fact or omitting to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading).

(f) The Company will use commercially reasonable efforts to avoid the issuance of or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as promptly as reasonably practicable, or if any such order or suspension is made effective during any Blackout Period or Suspension Period, as promptly as reasonably practicable after such Blackout Period or Suspension Period is over.

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(g) During the Effectiveness Period, the Company will furnish to each such Holder, included in such Registration Statement, without charge, at least one conformed copy of each Registration Statement and each amendment thereto and all exhibits to the extent requested by such Holder (including those incorporated by reference) promptly after the filing of such documents with the Commission; provided, that the Company will not have any obligation to provide any document pursuant to this clause that is available on the Commission’s EDGAR system.

(h) The Company will promptly deliver to each Holder, included in such Prospectus, without charge, as many copies of each Prospectus or Prospectuses (including each form of Prospectus) authorized by the Company for use and each amendment or supplement thereto as such Holder may reasonably request during the Effectiveness Period. Subject to the terms of this Agreement, including Section 8(b), the Company consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

(i) The Company will cooperate with such Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free of all restrictive legends indicating that the Registrable Securities are unregistered or unqualified for resale under the Securities Act, Exchange Act or other applicable securities laws, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holder may request in writing. In connection therewith, if required by the Company’s transfer agent, the Company will promptly, after the Effective Date of the Registration Statement, cause an opinion of counsel as to the effectiveness of the Registration Statement to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to issue such Registrable Securities without any such legend upon sale by the Holder of such Registrable Securities under the Registration Statement.

(j) Upon the occurrence of any event contemplated by Section 3(e)(v), as promptly as reasonably practicable, the Company will prepare a supplement or amendment, including a post-effective amendment, if required by applicable law, to the affected Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, no Registration Statement will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and no Prospectus will include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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(k) With respect to Underwritten Offerings, (i) the right of any Holder to include such Holder’s Registrable Securities in an Underwritten Offering shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein, (ii) each Holder participating in such Underwritten Offering agrees to enter into an underwriting agreement in customary form and sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled to select the managing underwriter or managing underwriters hereunder and (iii) each Holder participating in such Underwritten Offering agrees to complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents customarily and reasonably required under the terms of such underwriting arrangements. The Company hereby agrees with each Holder that, in connection with any Underwritten Offering in accordance with the terms hereof, it will negotiate in good faith and execute all indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, including using all commercially reasonable efforts to procure customary legal opinions and auditor “comfort” letters.

(l) For a reasonable period prior to the filing of any Registration Statement and throughout the Effectiveness Period, the Company will make available, upon reasonable notice at the Company’s principal place of business or such other reasonable place, for inspection during normal business hours by a representative or representatives of the selling Holders, the managing underwriter or managing underwriters and any attorneys or accountants retained by such selling Holders or underwriters, all such financial and other information and books and records of the Company, and cause the officers, employees, counsel and independent certified public accountants of the Company to respond to such inquiries, as shall be reasonably necessary (and in the case of counsel, not violate an attorney-client privilege in such counsel’s reasonable belief) to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that any information that is not generally publicly available at the time of delivery of such information shall be kept confidential by such Persons unless disclosure of such information is required by court or administrative order or, in the opinion of counsel to such Person, law, in which case, such Person shall be required to give the Company written notice of the proposed disclosure prior to such disclosure and, if requested by the Company, assist the Company in seeking to prevent or limit the proposed disclosure.

(m) In connection with any Requested Underwritten Offering or CEP Requested Underwritten Offering, the Company will use commercially reasonable efforts to cause appropriate officers and employees to be available, on a customary basis and upon reasonable notice, to meet with prospective investors in presentations, meetings and road shows.

(n) Each Holder agrees to furnish to the Company any other information regarding the Holder and the distribution of such securities as the Company reasonably determines is required to be included in any Registration Statement or any Prospectus or Prospectus supplement relating to an Underwritten Offering.

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(o) Notwithstanding any other provision of this Agreement, the Company shall not be required to file a Registration Statement (or any amendment thereto) or effect a Requested Underwritten Offering or CEP Requested Underwritten Offering (or, if the Company has filed a Shelf Registration Statement and has included Registrable Securities therein, the Company shall be entitled to suspend the offer and sale of Registrable Securities pursuant to such Registration Statement) for a period of up to 45 days if (i) the Board or the Chief Executive Officer of the Company determines that a postponement is in the best interest of the Company and its stockholders generally due to a pending transaction involving the Company (including a pending securities offering by the Company), (ii) the Board or the Chief Executive Officer of the Company determines such registration would render the Company unable to comply with applicable securities laws or (iii) the Board or the Chief Executive Officer of the Company determines such registration would require disclosure of material information that the Company has a bona fide business purpose for preserving as confidential (any such period, a “Blackout Period”). In the event of a Blackout Period resulting from a pending transaction identified in Section 3(o)(i) above that is an Underwritten Offering, such Blackout Period may be extended for up to an additional 45 days if the managing underwriter or managing underwriters for such Underwritten Offering have notified the Company of the need to extend such Blackout Period. The Company shall not be entitled to exercise its right of suspension or postponement, as the case may be, pursuant to this Section 3(o) more than once in any 12-month period, and in no event shall any Blackout Period together with any Suspension Period exceed an aggregate of 120 days in any 12-month period.

(p) In connection with an Underwritten Offering, the Company shall use all commercially reasonable efforts to provide to each Holder named as a selling security holder in any Registration Statement a copy of any auditor “comfort” letters or customary legal opinions, in each case that have been provided to the managing underwriter or managing underwriters in connection with the Underwritten Offering, not later than the Business Day prior to the Effective Date of such Registration Statement.

(q) In connection with any Underwritten Offering initiated by the Company for the sale of securities for its own account, any Holder that together with its Affiliates owns 10% or more of the outstanding Common Stock (or otherwise retains the right to appoint one or more directors to the Board pursuant to that certain Stockholders’ Agreement, dated as of the date hereof, among the Company and the other signatories thereto) and participates in such Underwritten Offering, shall execute a customary “lock-up” agreement with the underwriters of such Underwritten Offering containing a lock-up period equal to the shorter of (i) the shortest number of days that a director of the Company, “executive officer” (as defined under Section 16 of the Exchange Act) of the Company or any stockholder of the Company (other than a Holder or director or employee of, or consultant to, the Company) who owns 10% or more of the outstanding Common Stock contractually agrees to with the underwriters of such Underwritten Offering not to sell any securities of the Company following such Underwritten Offering and (ii) 45 days from the date of the execution of the underwriting agreement with respect to such Underwritten Offering (each such period, a “Holder Restricted Period”).

4. No Inconsistent Agreements; Additional Rights. The Company shall not hereafter enter into, and is not currently a party to, any agreement with respect to its securities that is inconsistent in any material respect with, superior to or in any way violates or subordinates the rights granted to the Holders by this Agreement.

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5. Registration Expenses. All Registration Expenses incident to the Parties’ performance of or compliance with their respective obligations under this Agreement or otherwise in connection with any Demand Registration, Requested Underwritten Offering, CEP Requested Underwritten Offering, Piggyback Registration or Underwritten Piggyback Offering (in each case, excluding any Selling Expenses) shall be borne by the Company, whether or not any Registrable Securities are sold pursuant to a Registration Statement. “Registration Expenses” shall include, without limitation, (i) all registration and filing fees (including fees and expenses (A) with respect to filings required to be made with the Trading Market and (B) in compliance with applicable state securities or “Blue Sky” laws), (ii) printing expenses (including expenses of printing certificates for Company Securities and of printing Prospectuses if the printing of Prospectuses is reasonably requested by a Holder of Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel, auditors and accountants for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, (vii) the reasonable fees and expenses of one law firm of national standing selected by the Holders owning the majority of the Registrable Securities to be included in any such registration or offering and (viii) all expenses relating to marketing the sale of the Registrable Securities, including expenses related to conducting a “road show.” In addition, the Company shall be responsible for all of its expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including expenses payable to third parties and including all salaries and expenses of their officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on the Trading Market.

6. Indemnification.

(a) The Company shall indemnify and hold harmless each Holder, its Affiliates and each of their respective officers and directors and any agent thereof (collectively, “Holder Indemnified Persons”), to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, joint or several, costs (including reasonable costs of preparation and reasonable attorneys’ fees) and expenses, judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Holder Indemnified Person may be involved, or is threatened to be involved, as a party or otherwise, under the Securities Act or otherwise (collectively, “Losses”), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which any Registrable Securities were registered, or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading, or included in any preliminary Prospectus (if the Company authorized the use of such preliminary Prospectus prior to the Effective Date), any summary or final Prospectus or free writing Prospectus (if such free writing Prospectus was authorized for use by the Company) or in any amendment or supplement thereto (if used during the period the Company is required to keep the Registration Statement current), or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact necessary in order to make the statements made

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therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company shall not be liable to any Holder Indemnified Person to the extent that any such claim arises out of, is based upon or results from an untrue or alleged untrue statement or omission or alleged omission made in such Registration Statement, such preliminary, summary or final Prospectus or free writing Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder Indemnified Person specifically for use in the preparation thereof. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement. This indemnity shall be in addition to any liability the Company may otherwise have and shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder Indemnified Person or any indemnified party and shall survive the transfer of such securities by such Holder. Notwithstanding anything to the contrary herein, this Section 6 shall survive any termination or expiration of this Agreement indefinitely.

(b) In connection with any Registration Statement in which a Holder participates, such Holder shall, severally and not jointly, indemnify and hold harmless the Company, its Affiliates and each of their respective officers, directors and any agent thereof, to the fullest extent permitted by applicable law, from and against any and all Losses as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in any such Registration Statement, or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading, or in any preliminary Prospectus (if used prior to the Effective Date of such Registration Statement), any summary or final Prospectus or free writing Prospectus or in any amendment or supplement thereto (if used during the period the Company is required to keep the Registration Statement current), or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, but only to the extent that the same are made in reliance and in conformity with information relating to the Holder furnished in writing to the Company by such Holder for use therein. This indemnity shall be in addition to any liability such Holder may otherwise have and shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any indemnified party. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the proceeds received by such Holder from the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim or there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party that is not entitled to, or elects not to, assume the

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defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (in addition to any local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party there may be one or more legal or equitable defenses available to such indemnified party that are in addition to or may conflict with those available to another indemnified party with respect to such claim. Failure to give prompt written notice shall not release the indemnifying party from its obligations hereunder.

(d) If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any Losses referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the untrue or alleged untrue statement of a material fact or the omission to state a material fact that resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

7. Facilitation of Sales Pursuant to Rule 144. To the extent it shall be required to do so under the Exchange Act, the Company shall timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144), and shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144. Upon the request of any Holder in connection with that Holder’s sale pursuant to Rule 144, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.

8. Miscellaneous.

(a) Remedies. In the event of actual or potential breach by the Company of any of its obligations under this Agreement, each Holder, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

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(b) Discontinued Disposition. Subject to the last sentence of Section 3(o), each Holder agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in clauses (ii) through (v) of Section 3(e), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder’s receipt of the copies of the supplemental Prospectus or amended Registration Statement as contemplated by Section 3(j) or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement (a “Suspension Period”). The Company may provide appropriate stop orders to enforce the provisions of this Section 8(b).

(c) Amendments and Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and Holders that hold a majority of the Registrable Securities as of the date of such waiver or amendment; provided, that any waiver or amendment that would have a disproportionate adverse effect on a Holder relative to the other Holders shall require the consent of such Holder. The Company shall provide prior notice to all Holders of any proposed waiver or amendment. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right.

(d) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile or electronic mail as specified in this Section 8(d) prior to 5:00 p.m. Eastern Time on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile or electronic mail as specified in this Agreement later than 5:00 p.m. Eastern Time on any date and earlier than 11:59 p.m. Eastern Time on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service (iv) upon actual receipt by the Party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	Charah Solutions, Inc.
Attention: Chief Financial Officer
12601 Plantside Dr.
Louisville, KY 40299
Electronic mail: BKramer@charah.com

With copy to:	Kirkland & Ellis
Attention: Julian J. Seiguer; Michael W. Rigdon
609 Main Street, Suite 4700
Houston, Texas 77002
Electronic mail: julian.seiguer@kirkland.com;
michael.rigdon@kirkland.com

If to any person that is	To the address of such a Holder as it appears in the
then the registered Holder:	applicable register for the Registrable Securities or such
other address as may be designated in writing by such
Holder (including on the signature pages hereto).

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(e) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns. Except as provided in this Section 8(e), this Agreement, and any rights or obligations hereunder, may not be assigned without the prior written consent of the Company (acting through the Board of Directors) and the Holders. Notwithstanding anything in the foregoing to the contrary, the rights of a Holder pursuant to this Agreement with respect to all or any portion of its Registrable Securities may be assigned without such consent (but only with all related obligations) with respect to such Registrable Securities (and any Registrable Securities issued as a dividend or other distribution with respect to, in exchange for or in replacement of such Registrable Securities) by such Holder to a transferee of such Registrable Securities; provided, that (i) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the Registrable Securities with respect to which such registration rights are being assigned and (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms set forth in this Agreement. The Company may not assign its rights or obligations hereunder without the prior written consent of the Holders.

(f) No Third Party Beneficiaries. Nothing in this Agreement, whether express or implied, shall be construed to give any Person, other than the parties hereto or their respective successors and permitted assigns, any legal or equitable right, remedy, claim or benefit under or in respect of this Agreement.

(g) Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile or electronic mail transmission, such signature shall create a valid binding obligation of the Party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such signature delivered by facsimile or electronic mail transmission were the original thereof.

(h) Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware. Each of the Parties irrevocably submits to the exclusive jurisdiction of the courts of the Delaware Court of Chancery (and if jurisdiction in the Delaware Court of Chancery shall be unavailable, the Federal courts of the United States of America sitting in the State of Delaware) for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each Party anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the Parties irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HEREBY WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

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(i) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(j) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the Parties shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the Parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(k) Entire Agreement. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior contracts or agreements with respect to the subject matter hereof and the matters addressed or governed hereby, whether oral or written.

(l) Termination. Except for Section 6, this Agreement shall terminate as to any Holder, when all Registrable Securities held by such Holder no longer constitute Registrable Securities.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

COMPANY:

CHARAH SOLUTIONS, INC.

By:
Name:	Bruce Kramer
Title:	Chief Financial Officer, Treasurer and
Secretary

HOLDERS:

BCP ENERGY SERVICES FUND, LP

By: BCP Energy Services Fund GP, LP
Its: General Partner

By:
Name:	Jeff Jenkins
Title:

BCP ENERGY SERVICES FUND-A, LP

By: BCP Energy Services Fund GP, LP
Its: General Partner

By:
Name:	Jeff Jenkins
Title:

Signature Page to Registration Rights Agreement

CHARAH HOLDINGS LP

By: Charah Holdings GP LLC
Its: General Partner

By:
Name:	Mark Spender
Title:

CEP HOLDINGS, INC.

By:
Name:	Charles E. Price
Title:	President and Chief Executive Officer

Signature Page to Registration Rights Agreement

Exhibit E

Form of Stockholders Agreement

See attached.

Execution Version

STOCKHOLDERS’ AGREEMENT

This STOCKHOLDERS’ AGREEMENT (this “Agreement”), dated as of June 18, 2018, is entered into by and among Charah Solutions, Inc., a Delaware corporation (the “Company”), Bernhard Capital Partners Management, LP, a Delaware limited partnership, CEP Holdings, Inc., a Delaware corporation (“CEP Holdings”), the stockholders identified on the signature pages hereto, and any other persons signatory hereto from time to time (together with Charah Holdings and CEP Holdings, the “Principal Stockholders”).

WHEREAS, the Certificate of Incorporation and Bylaws of the Company have been amended and restated in connection with the initial public offering of the Company (as amended and restated from time to time, the “Certificate of Incorporation” and “Bylaws,” respectively); and

WHEREAS, in connection with, and effective upon, the completion of the Company’s initial public offering, the Principal Stockholders and the Company have entered into this Agreement to set forth certain understandings among themselves.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Certain Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any specified Person, a Person that directly or indirectly Controls or is Controlled by, or is under common Control with, such specified Person. For purposes of this Agreement, no party to this Agreement shall be deemed to be an Affiliate of another party to this Agreement solely by reason of the execution and delivery of this Agreement.

“Beneficial Owner” of a security is a Person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (a) voting power, which includes the power to vote, or to direct the voting of, such security and/or (b) investment power, which includes the power to dispose of, or to direct the disposition of, such security. The terms “Beneficially Own” and “Beneficial Ownership” shall have correlative meanings. For the avoidance of doubt, for purposes of this Agreement each Principal Stockholder is deemed to Beneficially Own the shares of Common Stock owned by it, notwithstanding the fact that such shares are subject to this Agreement.

“BCP” means Bernhard Capital Partners Management, LP and (i) its Affiliates (including Charah Holdings, LP) and (ii) investment funds it is affiliated with or manages.

“Board” means the Board of Directors of the Company.

“Bylaws” has the meaning given to such term in the recitals hereto.

“Certificate of Incorporation” has the meaning given to such term in the recitals hereto.

“Common Stock” means the common stock, par value $0.01 of the Company.

“Control” (including the terms “Controls,” “Controlled by” and “under common Control with”) means the possession, direct or indirect, of the power to (a) direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise or (b) vote 10% or more of the securities having ordinary voting power for the election of directors of a Person.

“Management Members” means the Management Members identified on the signature pages hereto.

“Necessary Action” means, with respect to a specified result, all actions (to the extent such actions are permitted by applicable law and, in the case of any action by the Company that requires a vote or other action on the part of the Board, to the extent such action is consistent with the fiduciary duties that the Company’s directors may have in such capacity) necessary to cause such result, including (i) voting or providing a written consent or proxy with respect to shares of Common Stock, (ii) causing the adoption of stockholders’ resolutions and amendments to the organizational documents of the Company, (iii) executing agreements and instruments and (iv) making or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.

“IPO” means the initial public offering of shares of Common Stock by the Company.

“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof or other entity, and also includes any managed investment account.

“Restricted Period” has the meaning given to such term in Section 2.3(a) hereto.

“Total Number of Directors” means the total number of directors comprising the Board.

“Trigger Date” shall have the meaning given to such term in the Certificate of Incorporation.

Section 1.2 Rules of Construction.

(a) Unless the context requires otherwise: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms; (ii) references to Articles and Sections refer to articles and sections of this Agreement; (iii) the terms “include,” “includes,” “including” and words of like import shall be deemed to be followed by the words “without limitation”; (iv) the terms “hereof,” “hereto,” “herein” or “hereunder” refer to this Agreement as a whole and not to any particular provision of

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this Agreement; (v) unless the context otherwise requires, the term “or” is not exclusive and shall have the inclusive meaning of “and/or”; (vi) defined terms herein will apply equally to both the singular and plural forms and derivative forms of defined terms will have correlative meanings; (vii) references to any law or statute shall include all rules and regulations promulgated thereunder, and references to any law or statute shall be construed as including any legal and statutory provisions consolidating, amending, succeeding or replacing the applicable law or statute; (viii) references to any Person include such Person’s successors and permitted assigns; and (ix) references to “days” are to calendar days unless otherwise indicated.

(b) The headings in this Agreement are for convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.

(c) This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party that drafted or caused this Agreement to be drafted

ARTICLE II

GOVERNANCE MATTERS

Section 2.1 Designees.

(a) Upon the closing of the IPO, the Board shall consist of 8 directors, including Charles E. Price, Dorsey “Ron” McCall, Mark Spender, Stephen Tritch, Brian Ferraioli and Claire Babineaux-Fontenot. The Board will be divided into three classes of directors, with each class as equal in number as possible, serving staggered three-year terms as set forth in the Certificate of Incorporation, and such directors will be removable only for “cause” as set forth in the Certificate of Incorporation.

(b) Following the closing of the IPO, BCP shall have the right, but not the obligation, to nominate to the Board a number of designees equal to at least: (i) a majority of the Total Number of Directors, so long as BCP Beneficially Owns 50% or more of the outstanding shares of Common Stock; (ii) 40% of the Total Number of Directors, in the event that BCP Beneficially Owns 40% or more, but less than 50%, of the outstanding shares of Common Stock; (iii) 30% of the Total Number of Directors, in the event that BCP Beneficially Owns 30% or more, but less than 40%, of the outstanding shares of Common Stock; (iv) 20% of the Total Number of Directors, in the event that BCP Beneficially Owns 20% or more, but less than 30%, of the outstanding shares of Common Stock; and (v) 10% of the Total Number of Directors, in the event that BCP Beneficially Owns 5% or more, but less than 20%, of the outstanding shares of Common Stock. If BCP Beneficially Owns less than 5% of the outstanding shares of Common Stock, it shall not be entitled to designate a nominee. For purposes of calculating the number of directors that BCP is entitled to designate pursuant to the immediately preceding sentence, any fractional amounts shall automatically be rounded up to the nearest whole number (e.g., one and one quarter (1 1/4) directors shall equate to two (2) directors), and any such calculations shall be made after taking into account any increase in the Total Number of Directors.

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(c) In the event that BCP has nominated less than the total number of designees BCP shall be entitled to nominate pursuant to Section 2.1(b), BCP shall have the right, at any time, to nominate such additional designees to which it is entitled, in which case the Company and the directors shall take all Necessary Action, to the fullest extent permitted by applicable Law (including with respect to fiduciary duties under Delaware law), to (x) enable BCP to nominate and effect the election or appointment of such additional individuals, whether by increasing the size of the Board or otherwise, and (y) designate such additional individuals nominated by BCP to fill such newly-created vacancies or to fill any other existing vacancies. Each such individual whom BCP shall actually nominate pursuant to this Section 2.1 and who is thereafter elected to the Board to serve as a director shall be referred to herein as a “BCP Director.”

(d) CEP Holdings shall have the right, but not the obligation, to nominate Charles E. Price to the Board for so long as CEP Holdings Beneficially Owns at least 10% or more of the outstanding shares of Common Stock or Charles E. Price holds the title of Chief Executive Officer of the Company.

For the avoidance of doubt, the rights granted to BCP to designate members of the Board are additive to, and not intended to limit in any way, the rights that BCP or its Affiliates may have to nominate, elect or remove directors under the Company’s Certificate of Incorporation, Bylaws or the General Corporation Law of the State of Delaware.

The Company agrees, to the fullest extent permitted by applicable law (including with respect to any applicable fiduciary duties under Delaware law), to take all Necessary Action to effectuate the above by; (A) including the persons designated pursuant to this Section 2.1 in the slate of nominees recommended by the Board for election at any meeting of stockholders called for the purpose of electing directors, (B) nominating and recommending each such individual to be elected as a director as provided herein, (C) soliciting proxies or consents in favor thereof, and (D) without limiting the foregoing, otherwise using its reasonable best efforts to cause such nominees to be elected to the Board, including providing at least as high a level of support for the election of such nominees as it provides to any other individual standing for election as a director. The Company is entitled to identify such individual(s) nominated pursuant to Section 2.1(b) as a BCP Director pursuant to this Agreement.

(e) At any time the members of the Board are allocated among separate classes of directors, to the fullest extent permitted by law, (i) the BCP Directors shall be in different classes of directors to the extent practicable and (ii) the Company shall consult with BCP regarding the class or classes of directors to which the BCP Directors shall be designated and the Company and the Principal Stockholders shall take all Necessary Action, including using their reasonable best efforts, to cause the BCP Directors to be designated to the class or classes requested by BCP.

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(f) So long as BCP is entitled to designate one or more nominees pursuant to Section 2.1(b), BCP shall have the right to request the removal of any BCP Director (with or without cause) nominated by BCP, from time to time and at any time, from the Board, exercisable upon written notice to the Company, and the Company and the Principal Stockholders shall take all Necessary Action to cause such removal.

(g) So long as BCP Beneficially Owns at least 10% of the outstanding shares of Common Stock, the Company shall take all Necessary Action to cause any committee of the Board to include in its membership at least one BCP Director, except to the extent that such membership would violate applicable securities laws or stock exchange or stock market rules.

(h) Nothing in this Section 2.1 shall be deemed to require that any party hereto, or any Affiliate thereof, act or be in violation of any applicable provision of law, regulation, legal duty or requirement or stock exchange or stock market rule.

(i) In the event that a vacancy is created on the Board at any time by the death, disability, resignation or removal (whether by BCP or otherwise in accordance with the Company’s Certificate of Incorporation and Bylaws, as either may be amended or restated from time to time) of a BCP Director, BCP shall be entitled to designate an individual to fill the vacancy so long as the total number of persons that will serve on the Board as BCP Directors immediately following the filling of such vacancy will not exceed the total number of persons BCP is entitled to designate pursuant to Section 2.1(b) on the date of such replacement designation. The Company and the Principal Stockholders shall take all Necessary Action to cause such replacement BCP Director to become a member of the Board.

(j) In the event that the number of nominees that BCP is entitled to designate pursuant to Section 2.1(a) decreases below the number of BCP Directors then on the Board, to the extent requested by the nominating and corporate governance committee, BCP shall promptly cause a number of BCP Directors to resign from service on the Board (and all committees thereof on which such BCP Director serves) so that the number of BCP Directors is no greater than the number of nominees BCP is entitled to designate pursuant to Section 2.1(b), and promptly thereafter the Company shall take all Necessary Action to cause the Board to cause the size of the Board to decrease by such number and to remove such BCP Director from office.

Section 2.2 Restrictions on Other Agreements. No Principal Stockholder shall, directly or indirectly, grant any proxy or enter into or agree to be bound by any voting trust, agreement or arrangement of any kind with respect to its shares of Common Stock if and to the extent the terms thereof conflict with the provisions of this Agreement (whether or not such proxy, voting trust, agreement or agreements are with other Principal Stockholders, holders of shares of Common Stock that are not parties to this Agreement or otherwise).

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Section 2.3 Lock-Up.

(a) Each of the Management Members party hereto hereby agrees that, without the prior written consent of the Company and BCP, it will not, during the period ending 365 days after the date this agreement becomes effective (such period, subject to Section 2.3(c) below, the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended), or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

(b) The restrictions contained in Section 2.3(a) shall not apply to (i) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift or (ii) distributions or transfers of shares of Common Stock or any security convertible into Common Stock to any of its Affiliates; provided that in the case of any transfer or distribution pursuant to this Section 2.3(b), each donee or distributee shall enter into a written agreement containing substantially identical restrictions to those set forth in the preceding paragraph and this paragraph.

(c) The Company and BCP hereby agree to notify the Management Members if either the Company or BCP intends to take the position on any tax return, or in any federal, state, or local audits, examinations, investigations, or other administrative or court proceedings with respect to income taxes that the pre-IPO contributions to the Company by BCP and the other Principal Stockholders did not qualify under Section 351(a) of the Internal Revenue Code of 1986, as amended (the “Code”). Notwithstanding anything herein to the contrary, if (i) the Company or BCP notifies the Management Members in accordance with the immediately preceding sentence that the Company or BCP intends to take the position that the pre-IPO transactions did not qualify under Section 351(a) of the Code or (ii) in the reasonable opinion of tax advisors to the Company or the Management Members, the pre-IPO contributions to the Company by BCP and the other Principal Stockholders did not qualify under Section 351(a) of the Code, then the Restricted Period set forth in Section 2.3(a) above shall be the period ending 180 days after the date of this agreement.

ARTICLE III

EFFECTIVENESS AND TERMINATION

Section 3.1 Effectiveness. Upon the closing of the IPO, this Agreement shall thereupon be deemed to be effective. However, to the extent the closing of the IPO does not occur, the provisions of this Agreement shall be without any force or effect.

Section 3.2 Termination. This Agreement shall terminate upon the earlier to occur of (a) such time as none of the Principal Stockholders Beneficially Own any shares of Common Stock and (b) the delivery of written notice to the Company by all of the Principal Stockholders then owning shares of Common Stock requesting the termination of this Agreement. Further, at such time as a particular Principal Stockholder no longer Beneficially Owns any shares of Common Stock, all rights and obligations of such Principal Stockholder under this Agreement shall terminate and such Principal Stockholder shall no longer be a party to this Agreement.

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ARTICLE IV

MISCELLANEOUS

Section 4.1 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be personally delivered, sent by nationally recognized overnight courier, mailed by registered or certified mail or be sent by facsimile or electronic mail to such party at the address set forth below (or such other address as shall be specified by like notice). Notices will be deemed to have been duly given hereunder if (a) personally delivered, when received, (b) sent by nationally recognized overnight courier, one business day after deposit with the nationally recognized overnight courier, (c) mailed by registered or certified mail, five business days after the date on which it is so mailed, and (d) sent by facsimile or electronic mail, on the date sent so long as such communication is transmitted before 5:00 p.m. in the time zone of the receiving party on a business day, otherwise, on the next business day.

(a)	If to the Company, to:

Charah Solutions, Inc.

12601 Plantside Dr.

Louisville, KY 40299

Attention: Bruce Kramer

E-mail: BKramer@charah.com

(b)	If to BCP, to:

Bernhard Capital Partners

400 Convention Street, Suite 1010

Baton Rouge, LA 70802

Attention: Jeff Koonce

E-mail: koonce@bernhardcapital.com

Section 4.2 Severability. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 4.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall be considered one and the same agreement.

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Section 4.4 Entire Agreement; No Third Party Beneficiaries. This Agreement (a) constitutes the entire agreement and supersedes all other prior agreements, both written and oral, among the parties hereto with respect to the subject matter hereof and (b) is not intended to confer upon any Person, other than the parties hereto, any rights or remedies hereunder.

Section 4.5 Further Assurances. Each party hereto shall execute, deliver, acknowledge and file such other documents and take such further actions as may be reasonably requested from time to time by the other parties hereto to give effect to and carry out the transactions contemplated herein.

Section 4.6 Governing Law; Equitable Remedies. THIS AGREEMENT AND ANY CLAIMS AND CAUSES OF ACTION HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE (WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF). The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions and other equitable remedies to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any of the Selected Courts (as defined below), this being in addition to any other remedy to which they are entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to such remedy are hereby waived by each of the parties hereto. Each party hereto further agrees that, in the event of any action for an injunction or other equitable remedy in respect of such breach or enforcement of specific performance, it will not assert the defense that a remedy at law would be adequate.

Section 4.7 Consent to Jurisdiction. With respect to any suit, action or proceeding (“Proceeding”) arising out of or relating to this Agreement, each of the parties hereto hereby irrevocably (a) submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware and the United States District Court for the District of Delaware and the appellate courts therefrom (the “Selected Courts”) and waives any objection to venue being laid in the Selected Courts whether based on the grounds of forum non conveniens or otherwise and hereby agrees not to commence any such Proceeding other than before one of the Selected Courts; provided, however, that a party may commence any Proceeding in a court other than a Selected Court solely for the purpose of enforcing an order or judgment issued by one of the Selected Courts; (b) consents, to the fullest extent permitted by law, to service of process in any Proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized international express carrier or delivery service, to their respective addresses referred to in Section 4.1 hereof; provided, however, that nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law; and (c) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND AGREES THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT

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AMONG THE PARTIES IRREVOCABLY TO WAIVE THE RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT AND TO HAVE ALL MATTERS RELATING TO THIS AGREEMENT BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

Section 4.8 Amendments; Waivers.

(a) No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed (i) in the case of an amendment, by each of the parties hereto, and (ii) in the case of a waiver, by each of the parties against whom the waiver is to be effective.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 4.9 Assignment. Neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties; provided, however, that the Principal Stockholders may each assign any of its respective rights hereunder to any of its Affiliates, provided any such Affiliate execute a joinder to this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMPANY

CHARAH SOLUTIONS, INC.

By:
Name:	Charles E. Price
Title:	President and Chief Executive Officer

Signature Page to Stockholders’ Agreement

PRINCIPAL STOCKHOLDERS:

BERNHARD CAPITAL PARTNERS MANAGEMENT, LP

By:
Name:	Mark Spender
Title:	Managing Director

CEP HOLDINGS, INC.

By:
Name:	Charles E. Price
Title:	President and Chief Financial Officer

Signature Page to Stockholders’ Agreement

ADDITIONAL HOLDERS:

By:
Name:

Signature Page to Stockholders’ Agreement